Exhibit I


                             Prospectus Supplement
                             dated December 8, 1993
                                       to
                       Prospectus dated December 29, 1992
                                  relating to

                     Federal National Mortgage Association
                   Guaranteed REMIC Pass-Through Certificates
                         Fannie Mae REMIC Trust 1994-6


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                      [This Page Intentionally Left Blank]

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 29, 1992)
--------------------------------------------------------------------------------

                                  $150,000,000
                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

                              [FANNIE MAE LOGO]

                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES
                         FANNIE MAE REMIC TRUST 1994-6
--------------------------------------------------------------------------------
The Guaranteed REMIC Pass-Through Certificates offered hereby (the "Certificates") will represent beneficial ownership interests in Fannie Mae REMIC Trust 1994-6 (the "Trust"). The assets of the Trust will consist of (i) a single "interest only" Fannie Mae Stripped Mortgage-Backed Security (the "58-IO SMBS") evidencing the beneficial ownership interest in the interest distributions made in respect of the Class 58-IO REMIC Certificates (the "Class 58-IO REMIC Certificates") evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1992-G58 ("Trust 1992-G58") and included in Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN, (ii) "interest only" Fannie Mae Stripped Mortgage-Backed Securities (together with the 58-IO SMBS, the "Trust SMBS") evidencing the respective beneficial ownership interests in certain interest distributions made in respect of certain "fully modified pass-through" mortgage-backed securities ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA"), held in the form of the respective Fannie Mae Guaranteed MBS Pass-Through Certificates (the "Mega Certificates") specified herein and included in the respective Fannie Mae Stripped Mortgage-Backed Security Trusts specified herein and (iii) all of the Class 5-C REMIC Certificates (the "Underlying REMIC Certificates") evidencing beneficial ownership interests in Fannie Mae REMIC Trust 1994-5 (the "Underlying REMIC Trust"). The assets of Trust 1992-G58 consist of certain GNMA Certificates. The assets of Trust 1994-5 consist of a single "principal only" Fannie Mae Stripped Mortgage-Backed Security (the "Underlying SMBS") evidencing the beneficial ownership interest in certain principal distributions made in respect of certain Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS") held in the form of Fannie Mae Guaranteed MBS Pass-Through Certificate CL-190250 and included in the Fannie Mae Stripped Mortgage-Backed Security Trust 000250-CL. Each MBS will represent a beneficial ownership interest in a pool (each, a "Pool") of first lien, single-family, fixed-rate residential mortgage loans having the characteristics described herein. Each GNMA Certificate is based on and backed by a Pool of first lien, single-family, fixed-rate residential mortgage loans (together with the mortgage loans underlying the MBS, the "Mortgage Loans") which are either insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Department of Veterans Affairs ("VA").

THE CERTIFICATES WILL BE ISSUED AND GUARANTEED AS TO TIMELY DISTRIBUTION OF PRINCIPAL AND, TO THE EXTENT SET FORTH HEREIN, INTEREST BY FANNIE MAE AND WILL BE OFFERED BY FANNIE MAE PURSUANT TO ITS PROSPECTUS FOR GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES (THE "MBS PROSPECTUS"), ITS PROSPECTUS FOR STRIPPED MORTGAGE-BACKED SECURITIES (THE "SMBS PROSPECTUS") AND ITS PROSPECTUS FOR GUARANTEED MBS PASS-THROUGH CERTIFICATES (THE "MEGA PROSPECTUS"), EACH AVAILABLE AS DESCRIBED HEREIN, AND ITS PROSPECTUS FOR GUARANTEED REMIC PASS-THROUGH CERTIFICATES (THE "REMIC PROSPECTUS") ACCOMPANYING THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS. NO INVESTOR SHOULD PURCHASE CERTIFICATES UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH SUCH CERTIFICATES. SEE "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT CONSIDERATIONS AND RISKS" AND "--YIELD CONSIDERATIONS" HEREIN.

An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") pursuant to the Internal Revenue Code of 1986, as amended (the "Code"). The R Class will be subject to transfer restrictions. See "Description of the Certificates--Characteristics of the R Class" and "Certain Additional Federal Income Tax Consequences" herein, and "Description of the Certificates--Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences" in the REMIC Prospectus.
                         (Cover continued on next page)
--------------------------------------------------------------------------------
THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
    CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE
       AN OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR
       INSTRUMENTALITY THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES
        ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
        ACT OF 1933 AND ARE "EXEMPTED SECURITIES" WITHIN THE MEANING
           OF THE SECURITIES EXCHANGE ACT OF 1934.

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--------------------------------------------------------------------------------------------------------------------------------
                                                                   ORIGINAL                                           FINAL
                                                                   PRINCIPAL    PRINCIPAL   INTEREST   INTEREST   DISTRIBUTION
                             CLASS                                  BALANCE      TYPE(1)      RATE     TYPE(1)        DATE
--------------------------------------------------------------------------------------------------------------------------------
F   ............................................................  $150,000,000     (2)        (3)       FLT       October 2023
R(4)............................................................             0      NPR        0        EXE       October 2023
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" herein.
(2) The F Class will be entitled to receive the entire Principal Distribution Amount (as defined herein) on each Distribution Date until the principal balance thereof is reduced to zero. See "Description of the Certificates--Distributions of Principal" herein.
(3) The F Class will bear interest based on "LIBOR," as described under "Description of the Certificates--Distributions of Interest" herein and "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes" in the REMIC Prospectus and will be entitled to receive the entire Interest Distribution Amount (as defined herein) on each Distribution Date.
(4) The R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after the principal balance of the F Class has been reduced to zero and any unpaid interest deficiency (together with any accrued and unpaid interest thereon) has been paid in full. See "Description of the Certificates--Characteristics of the R Class" herein.
--------------------------------------------------------------------------------

The Certificates will be offered by Prudential Securities Incorporated (the "Dealer") from time to time in negotiated transactions, at varying prices to be determined at the time of sale.

The Certificates will be offered by the Dealer, subject to issuance by Fannie Mae and to prior sale or to withdrawal or modification of the offer without notice, when, as and if delivered to and accepted by the Dealer, and subject to approval of certain legal matters by counsel. It is expected that the F Class will be available through the book-entry system of the Federal Reserve Banks on or about January 28, 1994 (the "Settlement Date"). It is expected that the R Class in registered, certificated form will be available for delivery at the offices of the Dealer at 100 Gold Street, New York, New York, on or about the Settlement Date.

                       PRUDENTIAL SECURITIES INCORPORATED
December 8, 1993

(Cover continued from previous page)

     THE YIELD TO INVESTORS IN EACH CLASS WILL BE DIRECTLY RELATED TO THE LEVEL OF LIBOR AND, AMONG OTHER THINGS, THE RATE OF DISTRIBUTIONS ON THE TRUST SMBS AND THE UNDERLYING REMIC CERTIFICATES, WHICH IN TURN WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE OF PRINCIPAL PAYMENTS OF THE MORTGAGE LOANS, THE CHARACTERISTICS OF THE MORTGAGE LOANS INCLUDED IN THE RELATED POOLS AND THE PRIORITY SEQUENCES AFFECTING PRINCIPAL DISTRIBUTIONS ON THE UNDERLYING REMIC CERTIFICATES. SUCH YIELDS WILL ALSO BE SENSITIVE TO THE AMOUNT OF EXCESS INTEREST (AS DEFINED HEREIN) AVAILABLE FOR DISTRIBUTION AND THE PURCHASE PRICE PAID FOR THE RELATED CLASS. ACCORDINGLY, INVESTORS SHOULD CONSIDER THE FOLLOWING
RISKS:

        - THE MORTGAGE LOANS GENERALLY MAY BE PREPAID AT ANY TIME WITHOUT PENALTY, AND, ACCORDINGLY, THE RATE OF PRINCIPAL PAYMENTS THEREON IS LIKELY TO VARY CONSIDERABLY FROM TIME TO TIME.

        - SLIGHT VARIATIONS IN MORTGAGE LOAN CHARACTERISTICS COULD SUBSTANTIALLY AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF EITHER OF THE CLASSES.

        - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS, A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

        - IN THE CASE OF ANY CERTIFICATES PURCHASED AT A PREMIUM TO THEIR PRINCIPAL AMOUNTS, A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS IS LIKELY TO RESULT IN A LOWER THAN ANTICIPATED YIELD.

        - THE YIELD ON THE F CLASS WILL BE SENSITIVE TO THE LEVEL OF LIBOR. UNDER CERTAIN LIBOR AND PREPAYMENT SCENARIOS, THE INTEREST DISTRIBUTION AMOUNT MAY NOT BE SUFFICIENT TO PAY THE FULL AMOUNT OF INTEREST ACCRUED ON THE F CLASS AT THE LIBOR BASED FORMULA RATE. ANY SUCH DEFICIENCY ON A PARTICULAR DISTRIBUTION DATE WILL BE CARRIED FORWARD, WITH INTEREST, TO SUBSEQUENT DISTRIBUTION DATES. ONCE THE NOTIONAL PRINCIPAL BALANCES OF THE RESPECTIVE TRUST SMBS AND THE PRINCIPAL BALANCE OF THE UNDERLYING REMIC CERTIFICATES HAVE BEEN REDUCED TO ZERO, HOLDERS OF THE F CLASS WILL HAVE NO FUTURE ENTITLEMENT TO ANY UNPAID INTEREST DEFICIENCY OR INTEREST THEREON.

        - THE DISTRIBUTIONS ON THE R CLASS WILL BE ESPECIALLY SENSITIVE TO THE LEVEL OF LIBOR AND THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, SINCE NO DISTRIBUTIONS WILL BE MADE ON SUCH CLASS UNTIL THE PRINCIPAL BALANCE OF THE F CLASS IS REDUCED TO ZERO AND ANY ACCRUED AND UNPAID INTEREST THEREON (INCLUDING ANY UNPAID INTEREST DEFICIENCY AND ANY ACCRUED AND UNPAID INTEREST THEREON) IS PAID IN FULL. UNDER CERTAIN LIBOR AND PREPAYMENT SCENARIOS, LITTLE OR NO ASSETS WOULD REMAIN IN THE TRUST AT SUCH TIME.

        - THE RELATIONSHIP AMONG THE VARIOUS FACTORS THAT AFFECT THE AVAILABILITY OF PRINCIPAL AND INTEREST DISTRIBUTIONS, AND CORRESPONDINGLY, THE YIELD ON THE CERTIFICATES, IS COMPLEX, AND AN INVESTMENT IN THE CERTIFICATES SHOULD ONLY BE MADE BY PERSONS FAMILIAR WITH THE ANALYSIS OF MORTGAGE LOAN PREPAYMENT RATES AND
          MORTGAGE-BACKED SECURITIES STRUCTURES.

SEE "DESCRIPTION OF THE CERTIFICATES--PREPAYMENT CONSIDERATIONS AND RISKS" AND "--YIELD CONSIDERATIONS" HEREIN.

     IN ADDITION, INVESTORS SHOULD PURCHASE CERTIFICATES ONLY AFTER CONSIDERING THE FOLLOWING:

        - THE RATE OF DISTRIBUTIONS OF THE CERTIFICATES IS UNCERTAIN AND INVESTORS MAY BE UNABLE TO REINVEST THE DISTRIBUTIONS THEREON AT YIELDS EQUALING THE YIELDS ON THE CERTIFICATES. SEE "DESCRIPTION OF THE CERTIFICATES--REINVESTMENT RISK" IN THE REMIC PROSPECTUS.

        - THE TRUST SMBS ARE "INTEREST ONLY" SECURITIES WITH NOTIONAL PRINCIPAL BALANCES. IF SUCH NOTIONAL PRINCIPAL BALANCES ARE REDUCED DISPROPORTIONATELY FASTER THAN THE PRINCIPAL BALANCE OF THE UNDERLYING REMIC CERTIFICATES, ANY SUCH DISPROPORTIONATE REDUCTIONS COULD SIGNIFICANTLY REDUCE THE AMOUNTS AVAILABLE TO PAY INTEREST ON THE REMAINING PRINCIPAL BALANCE OF THE F CLASS.

        - THE UNDERLYING REMIC CERTIFICATES WILL HAVE PRINCIPAL BALANCE SCHEDULES AND WILL NOT BE SCHEDULED TO RECEIVE PRINCIPAL PAYMENTS FOR EXTENDED PERIODS IN ACCORDANCE WITH THEIR PRINCIPAL BALANCE SCHEDULES.

        - THE ACTUAL FINAL PAYMENT OF THE F CLASS WILL LIKELY OCCUR EARLIER, AND COULD OCCUR MUCH EARLIER, THAN THE FINAL DISTRIBUTION DATE FOR SUCH CLASS SPECIFIED ON THE COVER PAGE. IN PARTICULAR, EXERCISE OF THE RIGHT OF OPTIONAL LIQUIDATION OF THE TRUST BY HOLDERS OF THE R CLASS AS DESCRIBED HEREIN WILL EFFECT THE EARLY RETIREMENT OF THE F CLASS. SEE "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIVES OF THE CERTIFICATES" HEREIN AND "DESCRIPTION OF THE CERTIFICATES--WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES" IN THE REMIC PROSPECTUS.

        - INVESTORS WHOSE INVESTMENT ACTIVITIES ARE SUBJECT TO LEGAL INVESTMENT LAWS AND REGULATIONS OR TO REVIEW BY REGULATORY AUTHORITIES MAY BE SUBJECT TO RESTRICTIONS ON INVESTMENT IN CERTAIN CLASSES OF THE CERTIFICATES. INVESTORS SHOULD CONSULT THEIR LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS OR ARE SUBJECT TO RESTRICTIONS ON INVESTMENT. SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THE REMIC PROSPECTUS.

     The Dealer intends to make a market for the Certificates but is not obligated to do so. There can be no assurance that such a secondary market will develop or, if developed, that it will continue. Thus, investors may not be able to sell their Certificates readily or at prices that will enable them to realize their anticipated yield. No investor should purchase Certificates unless such investor understands and is able to bear the risk that the value of the Certificates will fluctuate over time and that the Certificates may not be readily salable.

     These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus Supplement, the SMBS Prospectus, the Mega Prospectus, the MBS Prospectus, the Prospectus Supplement for the Underlying REMIC Trust dated December 21, 1993 (the "Underlying Prospectus"), the Prospectus for Trust 1992-G58 dated September 10, 1992 (the "1992-G58 Prospectus") or the REMIC Prospectus. Any representation to the contrary is a criminal offense.

     This Prospectus Supplement does not contain complete information about the Certificates. Investors should purchase Certificates only after reading this Prospectus Supplement, the REMIC Prospectus, the MBS Prospectus dated December 1, 1993, the SMBS Prospectus dated December 1, 1992, the Mega Prospectus dated December 1, 1992, the Underlying Prospectus, the 1992-G58 Prospectus and the Fannie Mae Information Statement dated February 16, 1993 and any supplements thereto (the "Information Statement"). The MBS Prospectus, the SMBS Prospectus, the Mega Prospectus and the Information Statement are incorporated herein by reference and, together with the Underlying Prospectus and the 1992-G58 Prospectus, may be obtained from Fannie Mae by writing or calling its MBS Helpline at 3900 Wisconsin Avenue, N.W., Area 2H-3S, Washington, D.C. 20016 (telephone 1-800-BEST-MBS or 202-752-6547). Such documents (other than the 1992-G58 Prospectus) may also be obtained from Prudential Securities Incorporated by writing or calling its Prospectus Department at 315 Hudson Street, 7th Floor, New York, New York 10013 (telephone 212-776-8906).

                               TABLE OF CONTENTS


                                        PAGE
                                        ----

DESCRIPTION OF THE CERTIFICATES.......  S- 4
  General.............................  S- 4
     Structure........................  S- 4
     Distributions on Underlying
       Securities.....................  S- 4
     Fannie Mae Guaranty..............  S- 4
     Characteristics of
       Certificates...................  S- 5
     Authorized Denominations.........  S- 5
     Distribution Dates...............  S- 5
     Calculation of Interest
       Distributions..................  S- 5
     Calculation of Principal
       Distributions..................  S- 5
     Record Date......................  S- 6
     REMIC Trust Factors..............  S- 6
     Voting the Trust SMBS and the
       Underlying REMIC Trust.........  S- 6
     Optional Liquidation.............  S- 6
  The Trust SMBS......................  S- 6
  The Underlying REMIC Certificates...  S- 7
  Final Data Statement................  S- 7
  Prepayment Considerations
     and Risks........................  S- 7
  Distributions of Interest...........  S- 8
     Categories of Classes............  S- 8
     General..........................  S- 8
     Interest Accrual Period..........  S- 9
     Floating Rate Class..............  S- 9
  Calculation of LIBOR................  S- 9
  Distributions of Principal..........  S-10
     Categories of Classes............  S-10
     Principal Distribution Amount....  S-10
  Structuring Assumptions.............  S-10
     Pricing Assumptions..............  S-10
     PSA Assumptions..................  S-10
  Characteristics of the R Class......  S-11
  Yield Considerations................  S-11
  Weighted Average Lives of the
     Certificates.....................  S-13
  Decrement Tables....................  S-14
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES........................  S-16
  REMIC Elections and Special Tax
     Attributes.......................  S-16
  Taxation of Beneficial Owners of
     Regular Certificates.............  S-16
  Taxation of Beneficial Owners of
     Residual Certificates............  S-16
PLAN OF DISTRIBUTION..................  S-17
LEGAL MATTERS.........................  S-17
EXHIBIT A.............................  A-1

                        DESCRIPTION OF THE CERTIFICATES

     The following summaries describing certain provisions of the Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the REMIC Prospectus, the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the Underlying Prospectus and the provisions of the Trust Agreement (defined below). Capitalized terms used and not otherwise defined in this Prospectus Supplement have the respective meanings assigned to such terms in the REMIC Prospectus (including the Glossary contained therein), the MBS Prospectus, the SMBS Prospectus, the Mega Prospectus, the 1992-G58 Prospectus, the Underlying Prospectus or the Trust Agreement (as the context may require).

GENERAL

     Structure. The Trust will be created pursuant to a trust agreement dated as of September 1, 1987, as supplemented by an issue supplement thereto dated as of January 1, 1994 (together, the "Trust Agreement"), executed by the Federal National Mortgage Association ("Fannie Mae") in its corporate capacity and in its capacity as Trustee, and the Certificates in the Classes and aggregate original principal balances set forth on the cover hereof will be issued by Fannie Mae pursuant thereto. A description of Fannie Mae and its business, together with certain financial statements and other financial information, is contained in the Information Statement.

     The F Class will be designated as the "regular interest" and the R Class will be designated as the "residual interest" in the REMIC constituted by the Trust.

     The assets of the Trust will consist of the Trust SMBS and the Underlying REMIC Certificates (which evidence beneficial ownership interests in the Underlying REMIC Trust).

     Distributions on Underlying Securities. The Trust SMBS and the Underlying REMIC Certificates provide that payments thereon will be passed through monthly, commencing on the 25th day of the month following the month of the initial issuance thereof (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day).

     Fannie Mae Guaranty. Fannie Mae guarantees to the Holders of Certificates
(i) distribution on each Distribution Date of the Principal Distribution Amount and the Interest Distribution Amount, in each case calculated as provided herein, and (ii) distribution in full of the principal balance of the F Class no later than the Final Distribution Date, whether or not sufficient funds are available. Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein. Fannie Mae guarantees to each holder of an MBS the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not received. The guaranty obligations of Fannie Mae with respect to the Trust SMBS and the Mega Certificates are described in the SMBS Prospectus and the Mega Prospectus, respectively. The guaranty obligations of Fannie Mae with respect to the Class 58-IO REMIC Certificates are described in the 1992-G58 Prospectus. In addition, Fannie Mae guarantees to each holder of the Underlying REMIC Certificates payment of any required installments of principal and payment in full of the principal balance thereof not later than the applicable final distribution date, whether or not sufficient funds are otherwise available therefor.

     The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certificates--Fannie Mae's Guaranty" in the REMIC Prospectus, "The SMBS Certificates--Fannie Mae Obligations" in the SMBS Prospectus, "The Certificates--Fannie Mae's Guaranty" in the Mega Prospectus, "Description of Certificates--The Corporation's Guaranty" in the MBS Prospectus, "Description of the REMIC Certificates--General--Fannie Mae Guaranty" in the 1992-G58 Prospectus and "Description of the Certificates--General--Fannie Mae Guaranty" in the Underlying Prospectus.

     Characteristics of Certificates. The F Certificates will be issued and maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. Such entities whose names appear on the book-entry records of a Federal Reserve Bank as the entities for whose accounts such Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Descriptions of the Certificates--Denominations, Book-Entry Form" in the REMIC Prospectus.

     The R Class will not be issued in book-entry form but will be issued in fully registered, certificated form. As to the R Class, "Holders" or "Certificateholders" refers to the registered owners thereof. The R Class will be transferable and, if applicable, exchangeable at the corporate trust office of the Transfer Agent, or at the agency of the Transfer Agent in New York, New York. The Transfer Agent initially will be State Street Bank and Trust Company in Boston, Massachusetts ("State Street"). A service charge may be imposed for any registration of transfer or, if applicable, exchange of the R Class and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. See also "Characteristics of the R Class" herein.

     Distributions, if any, on the R Class will be made by check mailed by the Paying Agent to the address of each person entitled thereto as it appears on the Certificate Register maintained by the Certificate Registrar (initially State Street) not later than each Distribution Date; provided, however, that the final distribution to the Holders of the R Class will be made only upon presentation and surrender of the Certificates of such Class at the office of the Paying Agent. The Paying Agent initially will be State Street.

     Authorized Denominations. The F Certificates will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The R Certificates will be issued in minimum percentage interests of 10% and integral multiples of 1% percentage interests in excess thereof.

     Distribution Dates. Distributions on the Certificates will be made on the 25th day of each month (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day), commencing in the month following the Settlement Date.

     Calculation of Interest Distributions. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined herein) and
(iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the aggregate distributions of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. Interest will accrue on the F Class during the one month period set forth herein under "Distributions of Interest--Interest Accrual Period." In the event that the Interest Distribution Amount for any Distribution Date is less than the interest accrued on the principal balance of the F Class during the preceding Interest Accrual Period, such deficiency will accrue interest during each Interest Accrual Period thereafter, at the per annum interest rate applicable to the F Class from time to time, to the extent such deficiency remains unpaid on a subsequent Distribution Date.

     Calculation of Principal Distributions. Principal on the F Class will be distributed on each Distribution Date in an amount (the "Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the Underlying REMIC Certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Trust SMBS exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency. See "Distributions of Principal" herein.

     Record Date. Each monthly distribution on the Certificates will be made to Holders of record on the last day of the preceding month.

     REMIC Trust Factors. As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for the F Class the factor (carried to eight decimal places) which, when multiplied by the original principal balance of a Certificate of such Class, will equal the remaining principal balance of such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date.

     Voting the Trust SMBS and the Underlying REMIC Trust. In the event any issue arises under the applicable trust agreement governing any of the Trust SMBS or the Underlying REMIC Trust that requires the vote of holders of certificates outstanding thereunder, the Trustee will vote the related Trust SMBS or the Underlying REMIC Certificates in accordance with instructions received from Holders of Certificates having principal denominations aggregating not less than 51% of the aggregate principal denominations of the F Class and, following the final distribution of the F Class, Holders of Certificates having percentage interests aggregating not less than 51% of the aggregate percentage interests of the R Class. In the absence of such instructions, the Trustee will vote in a manner consistent, in its sole judgment, with the best interests of Certificateholders.

     Optional Liquidation. At the option of the Holders of the R Class representing in the aggregate 100% of the ownership percentages thereof, the REMIC may adopt a plan of complete liquidation pursuant to which the Holders of the R Class, or their designees, will purchase the Trust SMBS and Underlying REMIC Certificates remaining in the Trust at such time. The Holders of the R Class, however, may not exercise this option unless (i) the outstanding principal balance of the F Class is less than 10% of the original principal balance thereof, (ii) the proceeds of such liquidation are at least equal to the sum of (x) the outstanding principal balance of the F Class and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (iii) Fannie Mae has received an opinion of counsel, satisfactory to it, that such purchase will be part of a "qualified liquidation" of the Trust within the meaning of Section 860F(a)(4)(A) of the Code. Upon such liquidation (i) the F Class will then be redeemed for an amount equal to the sum of (x) the outstanding principal balance thereof at the time of such redemption and (y) any accrued and unpaid interest thereon (including any unpaid interest deficiency and interest accrued thereon) and (ii) the R Class will be redeemed for an amount equal to the excess of (x) the aggregate liquidation proceeds over (y) the amount distributable to the F Class in redemption thereof. Such liquidation will effect an early retirement of both the F Class and the R Class.

THE TRUST SMBS

     The Trust SMBS represent the respective beneficial ownership interests in certain interest distributions made in respect of certain GNMA Certificates having the general characteristics described in the SMBS Prospectus. The GNMA Certificates underlying the Trust SMBS (other than the 58-IO SMBS) are held in the form of the respective Mega Certificates specified in Exhibit A, the general characteristics of which are described in the Mega Prospectus. The GNMA Certificates underlying the 58-IO SMBS are held in the form of the Fannie Mae Guaranteed REMIC Pass-Through Certificates that represent the beneficial ownership interests in Trust 1992-G58, the general characteristics of which are described in the 1992-G58 Prospectus. The GNMA Certificates underlying the Trust SMBS have a Pass-Through Rate of 9.00%. Each GNMA Certificate is based on and backed by a Pool of first lien, single-family, fixed-rate residential Mortgage Loans that are either insured by the FHA or partially guaranteed by the VA.

     The table contained in Exhibit A hereto sets forth certain information with respect to each Trust SMBS, including the numerical designation of the related Mega Certificate, the numerical designation of the related Fannie Mae Stripped Mortgage-Backed Security Trust, the class, the CUSIP number, the issue date, the interest rate, the final distribution date, the original notional principal balance of the class, the percentage of such class in the Trust, the current principal factor for such class and the current notional principal balance of such class contained in the Trust as of January 1, 1994 (the "Issue Date"). The table also sets forth the approximate weighted average WAC, the approximate weighted average WARM and the approximate weighted average WALA of the Mortgage Loans underlying the related GNMA Certificates as of the Issue Date, the minimum percentage of the GNMA Certificates which are GNMA I Certificates and the designation of the underlying security. "WARM" is the weighted average remaining maturity (in months) of the Mortgage Loans in each Pool underlying the GNMA Certificates. "WALA" is the weighted average loan age (in months) of the Mortgage Loans in each Pool underlying the GNMA Certificates.

THE UNDERLYING REMIC CERTIFICATES

     The Underlying REMIC Certificates represent beneficial ownership interests in the Underlying REMIC Trust, the assets of which consist of the Underlying SMBS. See the Underlying Prospectus for a discussion of the general characteristics of the Underlying REMIC Certificates. The Underlying SMBS represents the beneficial ownership interest in certain principal distributions made in respect of certain MBS having the general characteristics described in the MBS Prospectus. The MBS are held in the form of Mega Certificate CL-190250, the general characteristics of which are described in the Mega Prospectus. Each MBS evidences beneficial ownership interests in a Pool of conventional Level Payment Mortgage Loans secured by a first mortgage or deed of trust on a one- to four-family residential property, as described under "The Mortgage Pools" and "Yield Considerations" in the MBS Prospectus.

     The table contained in Exhibit A hereto sets forth certain information with respect to the Underlying REMIC Certificates, including the numerical designation of the Underlying REMIC Trust, the class designation of the Underlying REMIC Certificates, the CUSIP number, the issue date, the interest rate, the interest type, the final distribution date, the principal type, the original principal balance of the class, the percentage of such class in the Trust, the current principal factor for such class and the current principal balance of such class contained in the Trust as of the Issue Date. The table also sets forth the approximate weighted average WAC, the approximate weighted average WAM and the approximate weighted average CAGE of the Mortgage Loans underlying the MBS as of the Issue Date and the designation of the underlying security.

FINAL DATA STATEMENT

     Following the issuance of the Certificates, Fannie Mae will prepare a Final Data Statement setting forth, among other things, the current notional principal balance of each of the Trust SMBS as of the Settlement Date and the current principal balance of the Underlying REMIC Certificates as of the Settlement Date. The Final Data Statement will not accompany this Prospectus Supplement but will be made available by Fannie Mae. To request the Final Data Statement or further information regarding the Trust SMBS and the Underlying REMIC Certificates, telephone Fannie Mae at 1-800-BEST-MBS or 202-752-6547. The contents of the Final Data Statement and other data specific to the Certificates are available in electronic form by calling Fannie Mae at 1-800-752-6440 or 202-752-6000. It should be noted that there may have been material changes in facts and circumstances since the dates the SMBS Prospectus, the Mega Prospectus and the 1992-G58 Prospectus were prepared, including, but not limited to, changes in prepayment speeds and prevailing interest rates and other economic factors, which may limit the usefulness of the information set forth in such documents.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Underlying REMIC Certificates and to Excess Interest, which in turn will be sensitive in varying degrees to the rate of payments of principal of the underlying Mortgage Loans. The Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the Underlying REMIC Trust and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over the Underlying REMIC Certificates. In addition, the Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise be the case. However, prepayments on the related Mortgage Loans may occur at a rate faster or slower than that assumed.

     The amount available for distributions of interest on the F Class will be directly related to the amount of interest distributed on the Trust SMBS, which in turn will be sensitive in varying degrees to the rate of payments of principal of the related underlying Mortgage Loans. The Trust SMBS are "Interest Only" securities with notional principal balances. It is possible that the notional principal balances of the respective Trust SMBS may be reduced to zero prior to (and possibly substantially prior to) the reduction of the principal balance of the Underlying REMIC Certificates to zero. In such event, the F Class would receive no distributions of interest until the date on which the principal balance thereof is reduced to zero. At such time any remaining distributions of principal on the Underlying REMIC Certificates will be applied to any unpaid interest deficiency (and any accrued and unpaid interest thereon). However, as described above under "General--Fannie Mae Guaranty," Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein.

DISTRIBUTIONS OF INTEREST

     Categories of Classes

     For the purpose of payments of interest, the Classes will be categorized as follows:


   INTEREST TYPE*                    CLASSES
--------------------                 ------------------------------

Floating Rate                        F
Excess                               R

-----------------------
*   See "Description of the Certificates--Class Definitions and
    Abbreviations" in the REMIC Prospectus.

     General. The F Class will bear interest at the per annum interest rate described herein. Interest on the F Class is calculated on the basis of a 360-day year consisting of twelve 30-day months and is distributable monthly on each Distribution Date, commencing in the month after the Settlement Date. Interest to be distributed on the F Class on a Distribution Date will be in an amount (the "Interest Distribution Amount") equal to the lesser of (a) the sum of (i) one month's interest on the outstanding principal balance of the F Class immediately prior to such Distribution Date, (ii) any unpaid interest deficiency (as defined below) and (iii) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency and (b) the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the distribution of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero.

     On each Distribution Date, the Interest Distribution Amount will be applied to the distribution of interest on the F Class in the following order:

          (i) an amount equal to the interest accrued on the principal balance of the F Class during the immediately preceding Interest Accrual Period;

          (ii) an amount equal to the interest, if any, accrued and unpaid on the principal balance of the F Class prior to the immediately preceding Interest Accrual Period that has not been previously paid (an "interest deficiency"); and

           (iii) an amount equal to the interest, if any, accrued on a compounded basis and unpaid on any unpaid interest deficiency during each Interest Accrual Period as to which such interest deficiency remained unpaid to the
     Distribution Date on which such interest deficiency is paid, at the per annum rate in effect from time to time with respect to the F Class.

     On each Distribution Date following the reduction of the principal balance of the F Class to zero and the payment in full of all accrued and unpaid interest thereon (including any unpaid interest deficiency together with interest thereon), all distributions from any remaining assets of the Trust will be distributed monthly to Holders of the R Class.

     Interest Accrual Period. Interest to be distributed on a Distribution Date will accrue on the F Class during the one-month period set forth below (an "Interest Accrual Period").


CLASS                      INTEREST ACCRUAL PERIOD
------------------------   ------------------------------------------

F One month period beginning on the 25th day of the month preceding the month of the Distribution Date and ending on the 24th day of the month of the Distribution Date


     Floating Rate Class. The F Class will bear interest during its initial Interest Accrual Period at the Initial Interest Rate set forth below, and will bear interest during each Interest Accrual Period thereafter, subject to the applicable Maximum and Minimum Interest Rates, at the rate determined as described below:

                                  INITIAL     MAXIMUM    MINIMUM           FORMULA FOR
                                  INTEREST    INTEREST   INTEREST        CALCULATION OF
               CLASS                RATE       RATE       RATE            INTEREST RATE
     --------------------------   --------    -------    -------    -------------------------
     F.........................     5.125%    10.00%      2.00%     LIBOR + 200 basis points

     The yield with respect to such Class will be affected by changes in LIBOR, which changes may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR. Under certain circumstances of increased LIBOR levels, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Any such unpaid interest deficiency on a particular Distribution Date will be carried forward, with interest, to subsequent Distribution Dates. If an unpaid interest deficiency remains on the Distribution Date upon which the principal balance of the F Class is reduced to zero, all distributions on any Trust SMBS and Underlying REMIC Certificates remaining in the Trust will be applied to the payment of any such unpaid interest deficiency (together with any accrued and unpaid interest thereon) on such date and each Distribution Date thereafter before any distributions are made to the R Class. Once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero, Holders of the F Class will have no future entitlement to any unpaid interest deficiency (or any accrued and unpaid interest thereon).

     Each LIBOR value will be established as described herein by Fannie Mae two business days prior to the commencement of the related Interest Accrual Period. The establishment of each LIBOR value by Fannie Mae and Fannie Mae's determination of the rate of interest for the F Class for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning Fannie Mae at 1-800-BEST-MBS or 202-752-6547.

CALCULATION OF LIBOR

     On each LIBOR Determination Date, Fannie Mae will establish LIBOR for the related Interest Accrual Period in the manner described in the REMIC Prospectus under "Description of the Certificates--Indices Applicable to Floating Rate and Inverse Floating Rate Classes--LIBOR."

      If on the initial LIBOR Determination Date, Fannie Mae is unable to determine LIBOR in the manner specified in the REMIC Prospectus, LIBOR for the next succeeding Interest Accrual Period will be 3.125%.

DISTRIBUTIONS OF PRINCIPAL

     Categories of Classes

     For the purpose of payments of principal, the Classes will be categorized as follows:

    PRINCIPAL TYPE                             CLASSES
-----------------------                        ----

(1)                                            F
No Payment Residual(2)                         R


-------------------------------
(1) The F Class will be entitled to receive the entire Principal
    Distribution Amount on each Distribution Date until the principal balance thereof is reduced to zero.
(2) See "Description of the Certificates--Class Definitions and
    Abbreviations" in the REMIC Prospectus.

Principal Distribution Amount

     Principal will be distributed monthly on the F Class in an amount (the "Principal Distribution Amount") equal to the sum of (i) the distribution of principal concurrently made on the Underlying REMIC Certificates and (ii) the amount ("Excess Interest") by which the aggregate distributions of interest concurrently made on the Trust SMBS exceeds the sum of (a) the interest accrued on the F Class during the preceding Interest Accrual Period, (b) any unpaid interest deficiency and (c) interest, if any, accrued on a compounded basis and unpaid on any such unpaid interest deficiency.

     On each Distribution Date, the Principal Distribution Amount will be distributed as principal of the F Class until the principal balance thereof is reduced to zero.

STRUCTURING ASSUMPTIONS

     Pricing Assumptions. Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the actual characteristics of the Pools underlying the Trust SMBS and the Underlying REMIC Certificates and the priority sequences affecting the principal distributions on the Underlying REMIC Certificates and the following assumptions (the "Pricing Assumptions"):

        - all payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates are distributed in the month in which such payments are received;

        - the Mortgage Loans prepay at the constant percentages of PSA specified in the related tables;

        - the closing date for the sale of the Certificates is the Settlement Date;

        - the first Distribution Date for the Certificates occurs in the month following the Settlement Date; and

        - the right to cause the optional liquidation of the Trust described herein is not exercised by the Holders of the R Class.

     PSA Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the Public Securities Association's standard prepayment model ("PSA"). To assume a specified rate of PSA (for example, 250% PSA and 350% PSA) is to assume a specified rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans computed as described under "Description of the Certificates--Prepayment Considerations and Risks" in the REMIC Prospectus. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

CHARACTERISTICS OF THE R CLASS

     The R Certificates will not have principal balances and will not bear interest. The Holders of the R Class will be entitled to receive the monthly distributions from the remaining assets of the Trust, if any, after (i) the principal balance of the F Class has been reduced to zero and (ii) any unpaid interest deficiency and accrued and unpaid interest thereon have been paid in full.

     The R Class will be subject to certain transfer restrictions. No transfer of record or beneficial ownership of an R Certificate will be allowed to a "disqualified organization." In addition, no transfer of record or beneficial ownership of an R Certificate will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. Any transferee of an R Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 on which the transferee provides its taxpayer identification number. See "Description of the Certificates-- Additional Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. Transferors of an R Certificate should consult with their own tax advisors for further information regarding such transfers.

     The Holders of the R Class will be considered to be the holders of the "residual interest" in the REMIC constituted by the Trust. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, Fannie Mae will be obligated to provide to such Holders (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates that may be required under the Code.

YIELD CONSIDERATIONS

     There can be no assurance that the Mortgage Loans will prepay at any of the rates assumed herein or at any other particular rate, that the pre-tax yields on the F Class will correspond to any of the pre-tax yields shown herein or that the aggregate purchase price of the F Class will be as assumed. In addition, there can be no assurance that LIBOR will correspond to the levels shown herein. The rate of distributions of principal of the F Class will be directly related to the rate of principal distributions on the Underlying REMIC Certificates and the amount of Excess Interest, which in turn will be related to the amortization (including prepayments) of the related Mortgage Loans and the priority sequences affecting principal distributions on the Underlying REMIC Certificates. The Underlying REMIC Certificates are subordinate in priority of principal distributions to certain other classes of certificates evidencing beneficial ownership interests in the Underlying REMIC Trust, and, accordingly, distributions of principal of the related Mortgage Loans may for extended periods be applied to the distribution of principal of those classes of certificates having priority over the Underlying REMIC Certificates. In addition, the Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules. As a result of the foregoing characteristics, distributions of principal in respect of the F Class during certain periods may occur at a slower rate than would otherwise have been the case. Further, it is not likely that the Mortgage Loans will prepay at a constant PSA rate until maturity, that all of such Mortgage Loans will prepay at the same rate or that the level of LIBOR will remain constant.

          The amount available for distributions of interest on the F Class will be directly related to the amount of interest distributed on the Trust SMBS, which in turn will be sensitive in varying degrees to the rate of payments of principal of the related underlying Mortgage Loans. The Trust SMBS are "Interest Only" securities with notional principal balances. It is possible that the notional principal balances of the respective Trust SMBS may be reduced to zero prior to (and possibly substantially prior to) the reduction of the principal balance of the Underlying REMIC Certificates to zero. In such event, the F Class would receive no distributions of interest until the date on which the principal balance thereof is reduced to zero. Further, Fannie Mae's guaranty does not cover the receipt of any unpaid interest deficiency (or any accrued and unpaid interest thereon) once the notional principal balances of the respective Trust SMBS and the principal balance of the Underlying REMIC Certificates have been reduced to zero. In such event, Holders of the F Class will have no future entitlement to any such payments. See "Distributions of Interest" herein.

     The yield on the F Class will also be sensitive to the level of LIBOR. Under certain LIBOR and prepayment scenarios, the Interest Distribution Amount may not be sufficient to pay the full amount of interest accrued on the F Class at the LIBOR based formula rate. Although any such deficiency will be carried forward, with interest, to subsequent Distribution Dates, the effective yield on the F Class may be reduced below the yield otherwise produced because interest payable on a Distribution Date will not be distributed until and unless funds become available.

     The distributions on the R Class will be especially sensitive to the level of LIBOR and the rate of prepayments on the Mortgage Loans, since no distributions will be made on such Class until the principal balance of the F Class is reduced to zero and any accrued and unpaid interest thereon (including any unpaid interest deficiency and any accrued and unpaid interest thereon) is paid in full. Under certain LIBOR and prepayment scenarios, little or no assets would remain in the Trust at such time.

     The timing of changes in the rate of prepayments or the level of LIBOR may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments or the average level of LIBOR is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans or change in the level of LIBOR, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments or the level of LIBOR occurring at a rate or level higher (or lower) than the rate or level anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments or level of LIBOR.

     The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the F Class to various constant percentages of PSA and specified levels of LIBOR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the F Class, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such Class and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in the Certificates when such reinvestment rates are considered.

     THE YIELD TO INVESTORS IN THE F CLASS WILL BE SENSITIVE TO THE LEVEL OF LIBOR AND TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS, WHICH GENERALLY CAN BE PREPAID AT ANY TIME. IN ADDITION, THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IS LIKELY TO VARY, AND MAY VARY CONSIDERABLY, FROM POOL TO POOL.

     Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

     The information in the following table was prepared on the basis of the Pricing Assumptions and the assumptions that (i) the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be based on the indicated level of LIBOR and
(ii) the aggregate purchase price of the F Class (expressed as a percentage of original principal balance) is as follows:

                            CLASS                                   PRICE*
-----------------------------------------------------------------   -----

F...............................................................    100%


---------------
* The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

              SENSITIVITY OF THE F CLASS TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                       PSA PREPAYMENT ASSUMPTION**
                                 ----------------------------------------
                           I:    50%      100%     250%     500%     800%
          LIBOR            II:   150%     200%     350%     600%     900%
-------------------------  ---   ----     ----     ----     ----     ----

1.125%...................        3.2%     3.2%     3.2%     3.2%     3.2%
3.125%...................        5.2%     5.2%     5.2%     5.2%     5.2%
5.125%...................        7.2%     7.2%     7.2%     6.7%     6.2%
7.125%...................        8.3%     8.5%     9.2%     6.7%     6.2%
8.000%...................        8.3%     8.5%     9.4%     6.7%     6.2%


---------------
** The PSA percentages shown represent constant PSA percentages for the Mortgage Loans underlying the Underlying REMIC Certificates (Row I) and for the Mortgage Loans underlying the Trust SMBS (Row II).

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,
(b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). The weighted average life of a Certificate will be influenced by the level of LIBOR, the rate and distributions among Pools of prepayments of principal of the underlying Mortgage Loans, whether the Holders of the R Class exercise their option to liquidate the Trust when the principal balance of the F Class is less than 10% of its original principal balance and other factors. See "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including the level of LIBOR, the timing of changes in the rate of principal payments, the amount of Excess Interest available for distribution on each Distribution Date and the priority sequences of principal distributions on the Underlying REMIC Certificates. See "Distributions of Principal" herein.

     The interaction of the foregoing factors may have varying effects at different times during the life of the F Class. Accordingly, no assurance can be given as to the weighted average life of the F Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such Certificates could result in variability in the related yields to maturity. For an example of how the weighted average life of the F Class may be affected at various constant prepayment rates and levels of LIBOR, see the Decrement Tables below.

DECREMENT TABLES

     The following decrement tables indicate the percentages of original principal balance of the F Class that would be outstanding after each of the dates shown at various constant PSA levels and LIBOR levels and the corresponding weighted average life of such Class. Such tables have been prepared on the basis of (i) the Pricing Assumptions and (ii) the assumption that the interest rates applicable to the F Class for each Interest Accrual Period subsequent to the initial Interest Accrual Period will be calculated based on the indicated level of LIBOR. It is not likely that (i) all of the underlying Mortgage Loans will have the interest rates, CAGEs or WALAs or remaining terms to maturity assumed, (ii) the underlying Mortgage Loans will prepay at a constant PSA level or (iii) LIBOR will correspond to the levels shown herein. In addition, a portion of the payments (including prepayments) on the Mortgage Loans underlying the GNMA Certificates will be distributed in the month following the month in which such payment is received. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the specified PSA levels, even if the weighted average remaining term to maturity and weighted average CAGE of the Mortgage Loans underlying the Underlying REMIC Certificates are identical to the remaining term to maturity and CAGE assumed and even if the distributions of the weighted average remaining terms to maturity and WALAs of the Mortgage Loans underlying the Trust SMBS are identical to the distributions of the remaining terms to maturity and WALAs assumed.

         PERCENT OF ORIGINAL PRINCIPAL BALANCE OF F CLASS OUTSTANDING


                                         LIBOR = 1.125%
                                  -----------------------------
                                  PSA PREPAYMENT ASSUMPTION***
                                  -----------------------------
                               I:  50%  100%  250%  500%  800%
             DATE             II: 150%  200%  350%  600%  900%
------------------------------    ----- ----- ----- ----- -----

Initial Percent...............     100   100   100   100   100
January 1995..................      90    90    91    92    94
January 1996..................      81    82    76    79    54
January 1997..................      73    75    59    52    34
January 1998..................      66    69    46    36    14
January 1999..................      60    57    30    22     2
January 2000..................      54    43    13     9     0
January 2001..................      44    31     0     *     0
January 2002..................      33    21     0     0     0
January 2003..................      23    13     0     0     0
January 2004..................      12     3     0     0     0
January 2005..................       2     0     0     0     0
January 2006..................       0     0     0     0     0
January 2007..................       0     0     0     0     0
January 2008..................       0     0     0     0     0
January 2009..................       0     0     0     0     0
January 2010..................       0     0     0     0     0
January 2011..................       0     0     0     0     0
January 2012..................       0     0     0     0     0
January 2013..................       0     0     0     0     0
January 2014..................       0     0     0     0     0
January 2015..................       0     0     0     0     0
January 2016..................       0     0     0     0     0
January 2017..................       0     0     0     0     0
January 2018
  and thereafter..............       0     0     0     0     0
Weighted Average
  Life (years)**..............     5.9   5.4   3.7   3.4   2.5


                                         LIBOR = 3.125%
                                  -----------------------------

                                  PSA PREPAYMENT ASSUMPTION***
                                  -----------------------------
                               I:  50%  100%  250%  500%  800%
             DATE             II: 150%  200%  350%  600%  900%
------------------------------    ----- ----- ----- ----- -----

Initial Percent...............     100   100   100   100   100
January 1995..................      92    92    93    94    95
January 1996..................      85    86    80    83    57
January 1997..................      79    80    64    57    38
January 1998..................      73    76    52    43    18
January 1999..................      69    66    37    29     7
January 2000..................      64    54    22    17     1
January 2001..................      56    42     8     9     0
January 2002..................      47    34     0     3     0
January 2003..................      37    27     0     0     0
January 2004..................      28    18     0     0     0
January 2005..................      19     9     0     0     0
January 2006..................      10     0     0     0     0
January 2007..................       1     0     0     0     0
January 2008..................       0     0     0     0     0
January 2009..................       0     0     0     0     0
January 2010..................       0     0     0     0     0
January 2011..................       0     0     0     0     0
January 2012..................       0     0     0     0     0
January 2013..................       0     0     0     0     0
January 2014..................       0     0     0     0     0
January 2015..................       0     0     0     0     0
January 2016..................       0     0     0     0     0
January 2017..................       0     0     0     0     0
January 2018
  and thereafter..............       0     0     0     0     0
Weighted Average
  Life (years)**..............     7.1   6.4   4.1   3.9   2.7


                                         LIBOR = 5.125%
                                  -----------------------------

                                  PSA PREPAYMENT ASSUMPTION***
                                  -----------------------------
                               I:  50%  100%  250%  500%  800%
             DATE             II: 150%  200%  350%  600%  900%
------------------------------    ----- ----- ----- ----- -----

Initial Percent...............     100   100   100   100   100
January 1995..................      94    94    95    96    97
January 1996..................      89    90    83    87    59
January 1997..................      85    86    70    62    40
January 1998..................      81    84    59    47    20
January 1999..................      78    76    46    34     9
January 2000..................      76    66    31    22     3
January 2001..................      70    56    19    13     *
January 2002..................      63    49     8     8     0
January 2003..................      56    44     0     4     0
January 2004..................      48    37     0     1     0
January 2005..................      41    30     0     0     0
January 2006..................      34    22     0     0     0
January 2007..................      28    15     0     0     0
January 2008..................      26     8     0     0     0
January 2009..................      24     2     0     0     0
January 2010..................      19     0     0     0     0
January 2011..................      12     0     0     0     0
January 2012..................       5     0     0     0     0
January 2013..................       0     0     0     0     0
January 2014..................       0     0     0     0     0
January 2015..................       0     0     0     0     0
January 2016..................       0     0     0     0     0
January 2017..................       0     0     0     0     0
January 2018
  and thereafter..............       0     0     0     0     0
Weighted Average
  Life (years)**..............     9.8   8.1   4.6   4.2   2.8


                                     LIBOR = 7.125%
                              -----------------------------
                              PSA PREPAYMENT ASSUMPTION***
                              -----------------------------
                         I:    50%  100%  250%  500%  800%
          DATE           II:  150%  200%  350%  600%  900%
------------------------      ----- ----- ----- ----- -----

Initial Percent.........       100   100   100   100   100
January 1995............        96    96    97    98    98
January 1996............        93    93    87    89    61
January 1997............        91    92    75    64    42
January 1998............        89    92    66    50    21
January 1999............        89    86    53    36    10
January 2000............        89    77    40    24     4
January 2001............        85    68    28    16     1
January 2002............        78    62    18    10     0
January 2003............        72    58    10     6     0
January 2004............        66    51     3     3     0
January 2005............        60    44     0     2     0
January 2006............        54    38     0     *     0
January 2007............        48    32     0     0     0
January 2008............        47    26     0     0     0
January 2009............        47    20     0     0     0
January 2010............        42    15     0     0     0
January 2011............        36    10     0     0     0
January 2012............        30     5     0     0     0
January 2013............        24     1     0     0     0
January 2014............        19     0     0     0     0
January 2015............        13     0     0     0     0
January 2016............         7     0     0     0     0
January 2017............         1     0     0     0     0
January 2018
  and thereafter........         0     0     0     0     0
Weighted Average
  Life (years)**........      13.3  10.2   5.3   4.5   2.9


                                     LIBOR = 8.000%
                              -----------------------------

                              PSA PREPAYMENT ASSUMPTION***
                              -----------------------------
                         I:    50%  100%  250%  500%  800%
          DATE           II:  150%  200%  350%  600%  900%
------------------------      ----- ----- ----- ----- -----

Initial Percent.........       100   100   100   100   100
January 1995............        97    97    97    98    99
January 1996............        94    95    89    90    61
January 1997............        93    95    77    65    42
January 1998............        93    95    68    50    22
January 1999............        93    89    55    37    11
January 2000............        93    79    41    25     5
January 2001............        89    71    30    16     2
January 2002............        83    65    20    11     *
January 2003............        76    61    12     7     0
January 2004............        70    54     5     4     0
January 2005............        64    47     1     2     0
January 2006............        58    41     *     1     0
January 2007............        52    34     0     *     0
January 2008............        51    28     0     0     0
January 2009............        51    23     0     0     0
January 2010............        46    18     0     0     0
January 2011............        40    13     0     0     0
January 2012............        34     8     0     0     0
January 2013............        28     3     0     0     0
January 2014............        23     0     0     0     0
January 2015............        17     0     0     0     0
January 2016............        11     0     0     0     0
January 2017............         5     0     0     0     0
January 2018
  and thereafter........         0     0     0     0     0
Weighted Average
  Life (years)**........      14.2  10.7   5.5   4.6   2.9

---------------
  * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.
 ** Determined as specified under "Weighted Average Lives of the Certificates"
    herein.
*** The PSA percentages shown represent constant PSA percentages for the Mortgage Loans underlying the Underlying REMIC Certificates (Row I) and the Mortgage Loans underlying the Trust SMBS (Row II).


               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the REMIC Prospectus, describes the current federal income tax treatment of investors in the Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

REMIC ELECTIONS AND SPECIAL TAX ATTRIBUTES

     An election will be made to treat the Trust as a REMIC for federal income tax purposes. The F Class will be designated as the "regular interest," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust.

     As a consequence of the qualification of the Trust as a REMIC, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for the R Class, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes" in the REMIC Prospectus.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     The F Class will be issued with original issue discount for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. The Prepayment Assumption that will be used in determining the rate of accrual of original issue discount will be 250% PSA with respect to the Mortgage Loans underlying the Underlying REMIC Certificates and 350% PSA with respect to the Mortgage Loans underlying the Trust SMBS. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the Trust SMBS or the Underlying REMIC Certificates will prepay at either such rate or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" herein and "Description of the Certificates--Weighted Average Life and Final Distribution Dates" in the REMIC Prospectus.

     The F Class will qualify as a regular interest under the Regulations because it will receive interest at a variable rate subject to a "funds-available cap." The funds-available cap will limit the amount of interest to be paid on the F Class to the sum of (i) the aggregate distributions of interest concurrently made on the Trust SMBS and (ii) the aggregate distributions of principal concurrently made on the Underlying REMIC Certificates following the reduction of the principal balance of the F Class to zero. The F Class, however, will be issued with original issue discount because under certain circumstances all or a portion of the interest that has accrued at the variable rate may not be paid currently.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

     Under the Regulations, the R Class will not have significant value. As a result, an organization to which section 593 of the Code applies and which is the beneficial owner of an R Certificate may not use its allowable deductions to offset any "excess inclusions" with respect to such Certificate. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" in the REMIC Prospectus.

          For purposes of determining the portion of the taxable income of the Trust that generally will not be treated as excess inclusions, the rate to be used is 120% of the "federal long-term rate." The rate will be published on or about December 20, 1993. See "Certain Federal Income Tax Consequences-- Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus. The federal income tax consequences of any consideration paid to a transferee on the transfer of an R Certificate are unclear; any transferee receiving such consideration should consult its own tax advisors.

                              PLAN OF DISTRIBUTION

     The Dealer will receive the Certificates in exchange for the Trust SMBS and the Underlying REMIC Certificates pursuant to a Fannie Mae commitment. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect such transactions to or through dealers.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Dealer by Cleary, Gottlieb, Steen & Hamilton.


                                                                                              EXHIBIT A

                                                         TRUST SMBS

                                                                                                             ORIGINAL
                FANNIE MAE                                                                                   NOTIONAL
                 STRIPPED                                    DATE                           FINAL           PRINCIPAL
   MEGA       MORTGAGE-BACKED                CUSIP            OF           INTEREST      DISTRIBUTION        BALANCE
CERTIFICATE   SECURITY TRUST    CLASS(1)    NUMBER           ISSUE           RATE            DATE            OF CLASS
-----------   ---------------   --------   ---------    ---------------    --------     --------------     ------------
 GN-100011       000109-GN         2       31364HLB1     November 1991        0.5%      November 2021      $500,003,237
 GN-100001       000071-GN         2       31364HGX9     February 1990        9.0       February 2020       398,872,152
 GN-100014       000114-GN         2       31364HLM7     November 1991        9.0       December 2021       100,000,551
 GN-100016       000119-GN         2       31364HLX3     January 1992         9.0       December 2021       140,000,000
 GN-100020       000131-GN         2       31364HMX2      April 1992          9.0         April 2022         80,026,660
 GN-100019       000132-GN         2       31364HMZ7      April 1992          9.0         April 2022        347,250,000
 GN-100031       000194-GN         2       31364HTN7     December 1992        9.0       December 2022       284,555,000
    (3)          000180-GN         2       31364HSJ7     October 1992         9.0        October 2022       200,100,000




                                                 CURRENT                        APPROXIMATE     APPROXIMATE
                                  JANUARY        NOTIONAL       APPROXIMATE      WEIGHTED        WEIGHTED           MINIMUM
                CLASS%             1994         PRINCIPAL        WEIGHTED         AVERAGE         AVERAGE            % OF
   MEGA          IN THE            CLASS        BALANCE IN        AVERAGE          WARM            WALA             GNMA I
CERTIFICATE      TRUST            FACTOR        THE TRUST           WAC         (IN MONTHS)     (IN MONTHS)     CERTIFICATES(2)
-----------  --------------     -----------    ------------     -----------     -----------     -----------     ---------------
 GN-100011   100.0000000000%    0.48067999     $240,341,548         9.5%            323             31                 99%
 GN-100001    23.2311021302     0.42101084       39,011,873         9.5             304             50                100
 GN-100014    67.6996269751     0.45087716       30,524,383         9.5             302             52                 99
 GN-100016     7.1428571429     0.47741159        4,774,115         9.5             319             35                 99
 GN-100020    68.7270966950     0.46567663       25,612,214         9.5             308             45                 99
 GN-100019    29.3102951764     0.47030371       47,867,511         9.5             320             34                 99
 GN-100031    26.3569432974     0.51847313       38,885,484         9.5             304             50                 90
    (3)       25.8520629685     0.48273958       24,972,108         9.5             299             54                 99




             UNDERLYING
   MEGA       SECURITY
CERTIFICATE     TYPE
-----------  ----------
 GN-100011      GNMA
 GN-100001      GNMA
 GN-100014      GNMA
 GN-100016      GNMA
 GN-100020      GNMA
 GN-100019      GNMA
 GN-100031      GNMA
    (3)         GNMA


---------------

(1) See the SMBS Prospectus for a description of the related class designation.
(2) See "The GNMA CERTIFICATES--GNMA" and "The GNMA CERTIFICATES--GNMA Certificates" in the SMBS Prospectus and "GNMA and the GNMA Programs" in the 1992-G58 Prospectus for a description of the GNMA I and GNMA II programs.
(3) The assets of Fannie Mae Stripped Mortgage-Backed Security Trust 000180-GN consist of the Class 58-IO REMIC Certificates, which are not held in the form of a Mega Certificate.



                         UNDERLYING REMIC CERTIFICATES
                                                                                                                   ORIGINAL
                                           DATE                                       FINAL                        PRINCIPAL
UNDERLYING                 CUSIP            OF          INTEREST     INTEREST     DISTRIBUTION     PRINCIPAL        BALANCE
REMIC TRUST    CLASS       NUMBER          ISSUE          RATE        TYPE(1)         DATE          TYPE(1)        OF CLASS
-----------    ------    ----------    -------------    --------     ---------    -------------    ----------    -------------
  1994-5         C       CM6471030     January 1994        (2)          PO        October 2023        CPT        $ 150,000,000




                                                                              APPROXIMATE     APPROXIMATE
                                 JANUARY       CURRENT        APPROXIMATE       WEIGHTED        WEIGHTED
                CLASS%            1994        PRINCIPAL        WEIGHTED         AVERAGE         AVERAGE       UNDERLYING
UNDERLYING       IN THE           CLASS       BALANCE IN        AVERAGE           WAM             CAGE         SECURITY
REMIC TRUST      TRUST           FACTOR       THE TRUST           WAC         (IN MONTHS)     (IN MONTHS)        TYPE
-----------  --------------     ---------    ------------     -----------     ------------    ------------    -----------
  1994-5     100.0000000000%    1.00000000   $150,000,000        7.486%           354              5              MBS



---------------

(1) See "Description of the Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus. The Underlying REMIC Certificates will have Principal Balance Schedules and will not be scheduled to receive principal payments for extended periods in accordance with their Principal Balance Schedules.
(2) This Class is a Principal Only Class and bears no interest.

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE REMIC PROSPECTUS, THE MBS PROSPECTUS, THE SMBS PROSPECTUS, THE MEGA PROSPECTUS, THE UNDERLYING PROSPECTUS, THE 1992-G58 PROSPECTUS AND THE INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE CERTIFICATES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE AFOREMENTIONED DOCUMENTS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

      ------------------------

         TABLE OF CONTENTS


                                       PAGE
                                       -----

           PROSPECTUS SUPPLEMENT

Table of Contents....................   S- 3
Description of the Certificates......   S- 4
Certain Additional Federal Income Tax
  Consequences.......................   S-16
Plan of Distribution.................   S-17
Legal Matters........................   S-17
Exhibit A............................    A-1
             REMIC PROSPECTUS
Prospectus Supplement................      2
Summary of Prospectus................      3
Description of the Certificates......      7
The Trust Agreement..................     20
Certain Federal Income Tax
  Consequences.......................     22
Legal Investment Considerations......     32
Legal Opinion........................     33
ERISA Considerations.................     33
Glossary.............................     34


------------------------------------------------------
------------------------------------------------------

------------------------------------------------------
------------------------------------------------------

                                  $150,000,000

                                FEDERAL NATIONAL
                              MORTGAGE ASSOCIATION

                               [FANNIE MAE LOGO]

                                   GUARANTEED
                               REMIC PASS-THROUGH
                                  CERTIFICATES

                             FANNIE MAE REMIC TRUST
                                     1994-6

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                                December 8, 1993

------------------------------------------------------
------------------------------------------------------

PROSPECTUS

                     FEDERAL NATIONAL MORTGAGE ASSOCIATION

                              [FANNIE MAE LOGO]

                   GUARANTEED REMIC PASS-THROUGH CERTIFICATES

                          (RESIDENTIAL MORTGAGE LOANS)

                            ------------------------

THE CERTIFICATES, TOGETHER WITH ANY INTEREST THEREON, ARE NOT GUARANTEED BY THE
 UNITED STATES. THE OBLIGATIONS OF FANNIE MAE UNDER ITS GUARANTY OF THE
   CERTIFICATES ARE OBLIGATIONS SOLELY OF FANNIE MAE AND DO NOT CONSTITUTE AN
     OBLIGATION OF THE UNITED STATES OR ANY AGENCY OR INSTRUMENTALITY
     THEREOF OTHER THAN FANNIE MAE. THE CERTIFICATES ARE EXEMPT FROM THE
      REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ARE
          "EXEMPTED SECURITIES" WITHIN THE MEANING OF THE SECURITIES
                             EXCHANGE ACT OF 1934.

                            ------------------------

     The Guaranteed REMIC Pass-Through Certificates ("Certificates") are issued and guaranteed by the Federal National Mortgage Association ("Fannie Mae"), a corporation organized and existing under the laws of the United States, under the authority contained in Section 304(d) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1716 et seq.). The Certificates of each Series will evidence the direct or indirect beneficial ownership interest in one or more Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS") and the MBS Account (as hereinafter defined) and all cash and investments held therein (collectively, as to any Series of Certificates, the "Series Trust"), subject to the limits and the order of distribution described herein and in the related Prospectus Supplement.

     Each MBS will represent all or part of the beneficial interest in a pool ("Pool") of first lien, single-family, fixed-rate residential mortgage loans (the "Mortgage Loans"). The general characteristics of the MBS are described in the Prospectus for Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "MBS Prospectus"), and certain information relating to the Pool or Pools underlying the MBS included in a Series Trust will be set forth in the related Prospectus Supplement. The MBS will be held for the Holders (as hereinafter defined) of Certificates by Fannie Mae in its capacity as Trustee of the related Series Trust. All Certificates relating to a particular Series Trust are referred to as a "Series."

     Pursuant to its guaranty of the MBS, Fannie Mae will guaranty the timely payment of principal of and interest on the underlying Mortgage Loans, and, pursuant to its guaranty of the Certificates, Fannie Mae will be obligated to distribute on a timely basis to Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account.

     Each Series will consist of two or more Classes of Certificates, which may include one or more Accrual Classes (as hereinafter defined). Interest on each interest bearing Class other than an Accrual Class will be distributable on each Distribution Date specified in the related Prospectus Supplement. Interest accrued on each Accrual Class will be distributable to the extent provided in the related Prospectus Supplement, the amount of any interest accrued and undistributed as of any Distribution Date being added to the principal balance of each Certificate of such Class. Any accrued interest so added will accrue interest from such Distribution Date or from such other date as may be specified in the related Prospectus Supplement. Unless otherwise provided in the Prospectus Supplement, principal distributions on each Class of Certificates of a Series will be made pro rata among all Certificates of such Class.

     Scheduled distributions on the MBS backing a Series will be sufficient to make timely distributions of principal and interest on the Certificates of such Series and to retire each such Class of Certificates not later than its Final Distribution Date without the necessity of any call on Fannie Mae under its guaranty of the Certificates. Because the rate of distribution of principal of each Class of Certificates will depend on the rate of payment (including prepayments) of the MBS underlying the Certificates, the actual final distribution with respect to any Class of Certificates could occur significantly earlier than its Final Distribution Date.

     One or more elections will be made to treat the Series Trust as one or more "real estate mortgage investment conduits" (each, a "REMIC Trust") for federal income tax purposes. The Certificates of each Class will be designated as "regular interests" in a REMIC Trust, except that a separate Class will be designated as the "residual interest" with respect to each REMIC Trust.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS DECEMBER 29, 1992.
Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

     NO SALESMAN, DEALER, BANK OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, THE MBS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FANNIE MAE. THIS PROSPECTUS, THE MBS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND BY THE RELATED PROSPECTUS SUPPLEMENT NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL.

                               TABLE OF CONTENTS


    CAPTION                                             PAGE
                                                        ----

    Prospectus Supplement...............................   2
    Summary of Prospectus...............................   3
    Description of the Certificates.....................   7
    The Trust Agreement.................................  20
    Certain Federal Income Tax Consequences.............  22
    Legal Investment Considerations.....................  32
    Legal Opinion.......................................  33
    ERISA Considerations................................  33
    Glossary............................................  34


                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to any Series of Certificates to be offered hereunder will, among other things, set forth with respect to such Series of Certificates: (i) the aggregate principal amount, the interest rate or method of determining the interest rate of each Class of such Series and whether any such Class constitutes an Accrual Class; (ii) the characteristics of the MBS backing the Certificates of such Series, including the pass-through rates of such MBS and ranges of weighted average coupons and weighted average maturities of the Mortgage Loans underlying such MBS; (iii) the designation of each Class of the Certificates as either a "regular interest" or "residual interest"; (iv) the Final Distribution Date of each Class of such Series; (v) the method used to calculate the aggregate amount of principal required to be applied to the Certificates of such Series on each Distribution Date; (vi) the principal balance, expressed as a percentage, of each Class of such Series that would be outstanding on specified Distribution Dates if the Mortgage Loans underlying the MBS backing the Certificates of such Series were prepaid at various assumed rates; and (vii) the Distribution Dates for such Series.

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying MBS Prospectus and by reference to the information contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of each Series of Certificates. Capitalized terms used and not otherwise defined in this Prospectus (including the Glossary contained herein) have the respective meanings assigned to such terms in the MBS Prospectus, unless otherwise indicated.



TITLE OF SECURITY............  Guaranteed REMIC Pass-Through Certificates (the
                               "Certificates").

ISSUER AND GUARANTOR...........                     Federal National Mortgage
                              Association ("Fannie Mae"), a corporation organized and existing under the laws of the United States.

THE MBS........................             The Certificates will be backed by
                              Fannie Mae Guaranteed Mortgage Pass-Through
                              Certificates (Residential Mortgage Loans) having the characteristics described in the MBS Prospectus under "Description of Certificates" and, as to a particular Series of Certificates, in the related Prospectus Supplement.

THE CERTIFICATES...............              The Certificates of
                              each Series will be issued and guaranteed and each Series Trust will be maintained pursuant to the terms of a trust agreement and, if applicable, an issue supplement for such Series, each executed by Fannie Mae in its corporate capacity and in its capacity as Trustee (together, the "Trust Agreement"). The Certificates of each Series will represent the direct or indirect beneficial ownership interest in one or more MBS and the MBS Account and all cash and investments held therein (collectively, as to any Series of Certificates, the "Series Trust"), subject to the limits and order of distribution described herein and in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Certificates representing "regular interests" in a REMIC Trust and offered hereby and by the related Prospectus Supplement will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof, will be available in book-entry form only and will not be convertible to definitive form.

INTEREST DISTRIBUTIONS ON
CERTIFICATES.................               Each interest
                              bearing Class of a Series will bear interest at the rate per annum set forth in (or determined in the manner set forth in) the related Prospectus Supplement. Interest on all interest bearing Classes other than an Accrual Class will be distributed on the 25th day (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day) of each month specified in the related Prospectus Supplement (each, a "Distribution Date"), in amounts accrued for the periods (each, an "Interest Accrual Period") specified in the related Prospectus Supplement. Interest accrued on an Accrual Class will be distributable to the extent provided in the related Prospectus Supplement, the amount of any interest accrued and undistributed as of any Distribution Date being added to the principal balance of each Certificate of such Class. Any accrued interest so added will accrue interest from such Distribution Date or from such other date as may be specified in the related Prospectus Supplement. See "Description of the Certificates--Distributions of Interest."

PRINCIPAL DISTRIBUTIONS ON
CERTIFICATES.................                Unless the related Prospectus
                              Supplement provides otherwise, principal distributions on each Series of Certificates will be made on each Distribution Date in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued on the Accrual Classes of such Series during the preceding Interest Accrual Period but not then payable; and (ii) an amount equal to all distributions of principal of the MBS backing such Series in the period (a "Deposit Period") subsequent to the previous Distribution Date (or subsequent to the first day of the month in which the related Series of Certificates is issued (each, an "Issue Date") in the case of the initial Distribution Date). The Prospectus Supplement for each Series of Certificates will specify the manner in which the amount of each such aggregate principal distribution will be determined. Unless the related Prospectus Supplement provides otherwise, all distributions of principal on the Certificates of a particular Class will be applied pro rata among all Certificates of such Class. See "Description of the Certificates--Distributions of Principal." The "Final Distribution Date" for Certificates of a particular Class is the date by which the principal balance thereof is required to be fully paid and will be specified in the related Prospectus Supplement. The Final Distribution Dates of the respective Classes of Certificates of a Series will be determined so that distributions on the underlying MBS will be sufficient to retire each such Class on or before its Final Distribution Date without the necessity of any call on Fannie Mae under its guaranty of the Certificates. Because the rate of distribution of principal of each Class of Certificates will depend upon the rate of payment (including prepayments) of the MBS underlying the Certificates, the actual final distribution with respect to any Class of Certificates could occur significantly earlier than its Final Distribution Date. The rate of prepayments on the MBS backing any Series of Certificates will depend on the characteristics of the underlying Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the MBS in any Series Trust. See "Description of the Certificates--Prepayment Considerations and Risks" and "--Weighted Average Life and Final Distribution Dates."

FANNIE MAE GUARANTY............              Pursuant to its guaranty of
                              the MBS, Fannie Mae will guaranty the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, Fannie Mae will be obligated to distribute on a timely basis to Holders (as defined below) of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account. If Fannie Mae were unable to perform these guaranty obligations, distributions to Certificateholders would consist solely of payments and other recoveries on the Mortgage Loans and, accordingly, delinquencies and defaults on the Mortgage Loans would affect distributions to Certificateholders. The guaranties of Fannie Mae are not backed by the full faith and credit of the United States. See "Description of the Certifi- cates--Fannie Mae's Guaranty."

                                             BOOK-ENTRY FORM................
                              Unless otherwise specified in the related
                              Prospectus Supplement, the Certificates, other than a Residual Certificate (as defined herein under "Description of the Certificates--Additional Characteristics of Residual Certificates"), will be issued, maintained and may be transferred by Holders only on the book-entry system of the Federal Reserve Banks. The Certificates may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose accounts Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a Certificate. Beneficial owners ordinarily will hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of the Certificates--Denominations, Book-Entry Form."

MBS ACCOUNT....................                All distributions on the MBS
                              underlying a Series of Certificates will be remitted directly to one or more accounts (collectively, the "MBS Account") to be maintained by Fannie Mae, as Trustee, and will be available for application to the distribution of principal of, and interest on, such Series of Certificates on the next Distribution Date. See "Description of the Certificates-- Distributions on MBS, Deposits in the MBS Account."

REMIC TRUST FACTORS...........                 As soon as practicable
                              following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available for each Class of Certificates, the factor (carried to eight decimal places) which, when multiplied by the aggregate original principal balance of each Certificate of such Class, will equal the amount of principal remaining to be distributed with respect to such Certificate after giving effect to the distribution of principal to be made on the following Distribution Date (and the accretion of principal of any Accrual Classes).

TERMINATION....................                Each Series Trust
                              will terminate upon the distribution to
                              Certificateholders of all required installments of the principal of and interest on the Certificates. In addition, the Prospectus Supplement will describe the terms and conditions of Fannie Mae's right, if any, to terminate the Series Trust by purchasing the MBS included therein. Fannie Mae has agreed not to effect indirectly an early termination of any Series Trust through the exercise of its right, as described in "Description of Certifi- cates--Termination" in the MBS Prospectus, to repurchase the Mortgage Loans underlying any MBS in the Series Trust unless only one Mortgage Loan remains in the Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance thereof.

TAX STATUS OF
THE CERTIFICATES...............            One or more elections will be made
                              to treat the Series Trust as one or more "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. Each of these REMICs will be referred to herein as a "REMIC Trust." The Certificates of each Class will be designated as the "regular interests" in a REMIC Trust, except that a separate Class will be designated as the "residual interest" with respect to each REMIC Trust. See "Certain Federal Income Tax Consequences--REMIC Election." As a consequence of the qualification of the Series Trust as one or more REMICs, the Certificates generally will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC," as the case may be, for domestic building and loan associations, "real estate assets" for real estate investment trusts, and, except for any Class designated as a residual interest, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--Special Tax Attributes."

LEGALITY OF INVESTMENT......... Under the Secondary Mortgage Market Enhancement
                              Act of 1984, the Certificates, like Fannie Mae's Guaranteed Mortgage Pass-Through Certificates, will be considered to be "securities issued or guaranteed by . . . the Federal National Mortgage Association." Accordingly, subject to applicable limitations gov erning investment practices, investors whose investments are governed by state law may purchase, hold or invest in the Certificates to the same extent that they are authorized to invest in obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof. In addition, many entities whose investments are governed by federal law (including national banks, federal savings and loan associations, federal savings banks and federal credit unions) are specifically authorized to purchase, hold and invest in Fannie Mae's Guaranteed Mortgage Pass-Through Certificates. Subject to general considerations governing investment practices, the Certificates will be treated identically for such purposes for such entities.

LEGAL INVESTMENT
CONSIDERATIONS...............           Institutions whose investment
                              activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates of a Series. Investors should consult their own legal advisors in determining whether and to what extent the Certificates of a Series constitute legal investments or are subject to restrictions on investment. See "Legal Investment Considerations." MARGINABILITY; REPURCHASE
                              AGREEMENTS................... The Certificates are
                              "exempted securities" for purposes of the margin rules of the Board of Governors of the Federal Reserve System and the New York Stock Exchange and transactions in the Certificates, including repurchase agreements, are treated under such rules in the same manner as transactions in Fannie Mae's Guaranteed Mortgage Pass-Through Certificates. Such rules do not, however, specify the collateral value which participants in particular transactions will accord the Certificates of any Class. SECURITIES LAW
                              EXEMPTION....... The Certificates are exempt from
                              the registration requirements of the Securities Act of 1933, as amended, and are "exempted securities" within the meaning of the Securities Exchange Act of 1934, as amended.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Guaranteed REMIC Pass-Through Certificates ("Certificates") are issued and guaranteed by the Federal National Mortgage Association ("Fannie Mae"), a corporation organized and existing under the laws of the United States, under the authority contained in Section 304(d) of the Federal National Mortgage Association Charter Act (12 U.S.C. 1716 et seq.). The Certificates of each Series will be issued and guaranteed and each Series Trust will be maintained pursuant to the terms of a trust agreement and, if applicable, an issue supplement for such Series, each executed by Fannie Mae in its corporate capacity and in its capacity as Trustee (together, the "Trust Agreement").

     The Certificates of each Series will represent the beneficial ownership interest in the Series Trust created pursuant to the Trust Agreement related to such Series, subject to the limits and the order of distribution described herein and in the related Prospectus Supplement. Each Series Trust will consist of (i) MBS, held directly or indirectly therein, representing all or part of the beneficial interests in pools of first lien, single-family, fixed-rate residential mortgage loans (the "Pools") and (ii) the MBS Account (as hereinafter defined) and all cash and investments held therein.

     Each Series of Certificates will consist of two or more Classes, which may include one or more Classes upon which for any Distribution Date all or a portion of the interest then due may accrue but be undistributed (each, an "Accrual Class"). Interest accrued on each Accrual Class will be distributable to the extent provided in the related Prospectus Supplement, the amount of any interest accrued and undistributed as of any Distribution Date being added to the principal balance of each Certificate of such Class. Any accrued interest so added will accrue interest from such Distribution Date or from such other date as may be specified in the related Prospectus Supplement.

     The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Trust Agreement relating to each Series of Certificates. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

DENOMINATIONS, BOOK-ENTRY FORM

     Unless otherwise specified in the related Prospectus Supplement, the Certificates, other than any Residual Certificate, offered hereby and by the related Prospectus Supplement will be issued in minimum denominations of $1,000 and integral multiples of $1 in excess thereof. The book-entry Certificates will be maintained on the book-entry system of the Federal Reserve Banks in a manner that permits separate trading and ownership. Each Class of Certificates will be assigned a CUSIP number and will be tradable separately under such CUSIP number.

     Fannie Mae's fiscal agent for the book-entry Certificates is the Federal Reserve Bank of New York. The Federal Reserve Banks will issue such Certificates in book-entry form and will maintain book-entry accounts with respect to such Certificates and make distributions on such Certificates on behalf of Fannie Mae on the applicable Distribution Dates by crediting Holders' accounts at the Federal Reserve Banks.

          Book-entry Certificates may be held of record only by entities eligible to maintain book-entry accounts with the Federal Reserve Banks. Such entities whose names appear on the book-entry records of the Federal Reserve Banks as the entities for whose accounts the Certificates have been deposited are herein referred to as "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a book-entry Certificate. Beneficial owners will ordinarily hold book-entry Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Holder that is not the beneficial owner of a Certificate, and each other financial intermediary in the chain to the beneficial owner, will have the responsibility of establishing and maintaining accounts for their respective customers. The rights of the beneficial owner of a book-entry Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through the Holder of such Certificate. Fannie Mae and the Federal Reserve Banks will have no direct obligation to a beneficial owner of a book-entry Certificate that is not also the Holder of the Certificate. The Federal Reserve Banks will act only upon the instructions of the Holder in recording transfers of a book-entry Certificate.

     A Fiscal Agency Agreement between Fannie Mae and the Federal Reserve Bank of New York makes generally applicable to the book-entry Certificates (i) regulations governing Fannie Mae's use of the book-entry system, contained in 24 C.F.R. Part 81, Subpart E, and (ii) such procedures, insofar as applicable, as may from time to time be established by regulations of the United States Department of the Treasury governing United States securities, as now set forth in Treasury Department Circular Number 300, 31 C.F.R. Part 306 (other than Subpart O). The book-entry Certificates are also governed by applicable operating circulars and letters of the Federal Reserve Bank.

     The Residual Certificates offered hereby and by the related Prospectus Supplement will not be issued in book-entry form but will be issued in fully registered, certificated form. As to a Residual Certificate, "Holder" or "Certificateholder" refers to the registered owner thereof. The Residual Certificates will be transferable and exchangeable at the corporate trust office of the Transfer Agent as specified in the related Prospectus Supplement. A service charge may be imposed for any exchange or registration of transfer of a Residual Certificate and Fannie Mae may require payment of a sum sufficient to cover any tax or other governmental charge. Distributions on the Residual Certificates of any Series will be made in the manner set forth in the related Prospectus Supplement.

CLASS DEFINITIONS AND ABBREVIATIONS

     Classes of Certificates fall into different categories. The following chart identifies and generally defines most categories. The first column of the chart shows Fannie Mae's abbreviation for each category. The cover page of each Prospectus Supplement will identify the categories of Classes of the related Series of Certificates by means of one or more of these abbreviations.

                   CATEGORY
ABBREVIATION       OF CLASS                                DEFINITION
------------   ----------------   -------------------------------------------------------------
                                  PRINCIPAL TYPES
   AD          Accretion          A Class that receives principal payments from the accreted
               Directed           interest from specified Accrual Classes. An Accretion
                                  Directed Class also may receive principal payments from
                                  principal paid on the underlying MBS or other assets of the
                                  Series Trust.

  CPT          Component          A Class consisting of "Components." The Components of a Com-
                                  ponent Class may have different principal and/or interest
                                  payment characteristics but together constitute a single
                                  Class. Each Component of a Component Class may be identified as falling into one or more of the categories in this chart.
                                  NPR No Payment A Residual Class that receives no payments of principal.

               Residual
  NSJ          Non-Sticky         A Class whose principal payment priorities change temporarily
               Jump               upon the occurrence of one or more "trigger events." A
                                  Non-Sticky Jump Class "jumps" to its new priority on each
                                  Distribution Date when the trigger condition is met and
                                  reverts to its original priority (does not
                                  "stick" to the new priority) on each
                                  Distribution Date when the trigger condition
                                  is not met.

  NTL          Notional           A Class having no principal balance and bearing interest on the related notional principal balance. The notional
                                  principal balance is used for purposes of the determination of interest distributions on an Interest Only Class that is not entitled to principal.

  PAC                             PAC (or A Class that is designed to receive principal payments using Planned a predetermined principal balance schedule derived by Principal Class) assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the
                                  "structuring range" for the PAC Classes. The PAC Classes in any Series of Certificates may be subdivided into different categories (e.g., Type I PAC Classes, Type II PAC Classes and
                                  so forth (standard abbreviations: PAC I, PAC II and so
                                  forth)) having different effective structuring ranges and
                                  different principal payment priorities. The structuring range for the PAC II Class of a Series of Certificates is narrower than that for the PAC I Class of such Series.

  SCH          Scheduled          A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not
                                  designated as a PAC or TAC Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Scheduled Class.

  SEQ          Sequential Pay     Classes that receive principal payments in a prescribed
                                  sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal
                                  continuously from the first Distribution Date on which they receive principal until they are retired. A single Class that receives principal payments before or after all other Classes in the same Series of Certificates may be identified as a
                                  Sequential Pay Class.

   SJ          Sticky Jump        A Class whose principal payment priorities change permanently upon the occurrence of one or more "trigger events." A Sticky
                                  Jump Class "jumps" to its new priority on the first
                                  Distribution Date when the trigger condition is met and
                                  retains ("sticks" to) that priority until retired.

  STP                             Strip A Class that receives a constant
                                  proportion, or "strip," of the principal payments on the underlying MBS or other assets of the Series Trust.

  SUP          Support (or        A Class that receives principal payments on any Distribution
               Companion)         Date only if scheduled payments have been made on specified
                                  PAC, TAC and/or Scheduled Classes.

  TAC TAC (or A Class that is designed to receive principal payments using Targeted a predetermined principal balance schedule derived by Principal Class) assuming a single constant prepayment rate for the underlying Mortgage Loans.

  XAC          Index              A Class whose principal payment allocation is based on the
               Allocation         value of an index.
               Class

                                  INTEREST TYPES

  EXE          Excess             A Residual Class that receives any principal and interest
                                  paid on the underlying MBS or other assets of a REMIC Trust in excess of the amount of the prescribed principal and
                                  interest required to be paid on all Classes of Certificates in the Series. Excess Classes
                                  interest rate.

  FIX          Fixed Rate         A Class whose interest rate is fixed throughout the life of the Class.

  FLT Floating Rate A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

  INV                             Inverse Floating A Class with an interest rate that resets periodically based Rate upon a designated index and that varies inversely with changes in such index.

   IO          Interest Only      A Class that receives some or all of the interest payments made on the underlying MBS or other assets of the Series
                                  Trust and little or no principal. Interest Only Classes have either a nominal or a notional principal balance. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other Classes. A notional
                                  principal balance is the amount used as a reference to
                                  calculate the amount of interest due on an Interest Only
                                  Class that is not entitled to any principal.

   PO          Residual           NPR No Payment A Residual Class that receives no payments of interest.

   PO Principal Only A Class that does not bear interest and is entitled to receive only payments of principal.

   PZ          Partial            A Class that accretes a portion of the amount of accrued
               Accrual            interest thereon, which amount will be added to the principal balance of such Class on each applicable Distribution Date, with the remainder of such accrued interest to be distributed currently as interest on such Class. Such accretion may
                                  continue until a specified event has occurred
                                  or until such Partial Accrual Class is retired.

   Z           Accrual            A Class that accretes the amount of accrued interest
                                  otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may
                                  continue until some specified event has occurred or until
                                  such Accrual Class is retired.

                                  OTHER TYPES

  LIQ          Liquid             A Class that is intended to qualify as "liquid assets" for
               Asset              purposes of the liquidity requirements applicable to certain depository institutions. Any Class designated as a Liquid
                                  Asset Class will have a Final Distribution
                                  Date not later than five years from its date
                                  of issuance.

  RTL          Retail             A Class that is designated for sale to retail investors.
                                  Retail Classes frequently are sold in small "units" or other increments and issued in book-entry form through the
                                  facilities of the Depository Trust Company. Retail Classes may be entitled to receive distributions of principal in
                                  accordance with special priorities and allocation proce-
                                  dures.


DISTRIBUTIONS OF INTEREST

     The Certificates of each interest bearing Class will bear interest on their unpaid principal balances from the date and at the rate per annum specified in (or determined as specified in) the related Prospectus Supplement (calculated on the basis of a 360-day year of twelve 30-day months) until the principal amount of the Certificates of such Class is paid in full. Interest accrued on the interest bearing Classes other than an Accrual Class during any Interest Accrual Period will be distributable on the Distribution Dates and at the applicable interest rates specified in the related Prospectus Supplement. Interest accrued on each Accrual Class will be distributable to the extent provided in the related Prospectus Supplement, the amount of any interest accrued and undistributed as of any Distribution Date being added to the principal balance of each Certificate of such Class. Any accrued interest so added will accrue interest from such Distribution Date or from such other date as may be specified in the related Prospectus Supplement.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

LIBOR

     Unless otherwise specified in the related Prospectus Supplement, on the LIBOR Determination Date for each Class as to which the applicable interest rate is determined by reference to an index denominated as LIBOR, Fannie Mae or its agent will rely on the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein (the "Reference Banks") for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. In lieu of relying on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page, Fannie Mae or its agent will request each of the Reference Banks to provide such offered quotations at such time.

     LIBOR will be established by Fannie Mae or its agent on each LIBOR Determination Date as follows:

          (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

          (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which Fannie Mae or its agent determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by Fannie Mae or its agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of Fannie Mae or its agent, being so made, or (ii) in the event that Fannie Mae or its agent can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by Fannie Mae or its agent are quoting on such LIBOR Determination Date to leading European banks.

          (c) If on the initial LIBOR Determination Date for a Class specified in the related Prospectus Supplement, Fannie Mae or its agent is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be deemed to be the per annum rate specified as such in the related Prospectus Supplement.

     Each Reference Bank (i) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (ii) shall not control, be controlled by, or be under common control with Fannie Mae; and (iii) shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if Fannie Mae should terminate the appointment of any such Reference Bank, Fannie Mae will promptly appoint or cause to be appointed another leading bank meeting the criteria specified above.

     The establishment of LIBOR on each LIBOR Determination Date by Fannie Mae or its agent and its calculation of the rate of interest for the applicable Classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

COFI

     The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California, and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

     A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

     The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

     Listed below are historical values of the Eleventh District Cost of Funds Index since January 1984 as reported by the FHLBSF:

                                               YEAR
              --------------------------------------------------------------------------------
  MONTH(1)      1992    1991      1990    1989     1988     1987      1986     1985     1984
------------  -------  -------   ------  -------  -------  -------  -------- --------  -------
January.....   6.002%   7.858%   8.369%   8.125%   7.615%   7.396%    8.770%  10.217%  10.032%
February....   5.800    7.848    8.403    8.346    7.647    7.448     8.964   10.160   10.172
March.......   5.611    7.654    8.258    8.423    7.509    7.314     8.744    9.976    9.982
April.......   5.427    7.501    8.211    8.648    7.519    7.245     8.587    9.872   10.135
May.........   5.290    7.329    8.171    8.797    7.497    7.223     8.441    9.704   10.260
June........   5.258    7.155    8.086    8.923    7.618    7.274     8.374    9.565   10.434
July........   5.069    6.998    8.109    8.844    7.593    7.275     8.196    9.365   10.712
August......   4.874    6.845    8.075    8.763    7.659    7.277     8.018    9.273   10.857
September...   4.805    6.714    8.091    8.807    7.847    7.394     7.901    9.129   11.039
October.....   4.597    6.566    8.050    8.643    7.828    7.444     7.717    9.027   10.994
November....   4.508    6.414    8.044    8.595    7.914    7.562     7.602    9.036   10.891
December....            6.245    7.963    8.476    8.022    7.645     7.509    8.867   10.520

---------------
(1) The Eleventh District Cost of Funds Index reflects the weighted average cost of funds of the members of the Eleventh District for the month indicated. It is usually announced by the FHLBSF on the last working day of the month following the month in which the cost of funds was incurred.

     The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of such index on an exact date. So long as such index for a month is announced on or before the tenth day of the second following month, the interest rate for each Class of Certificates as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a "COFI Class") for the Interest Accrual Period commencing in such second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond such tenth day, such interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

     If on the tenth day of the month in which any Interest Accrual Period commences for a COFI Class the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, the index for such current Interest Accrual Period and for each succeeding Interest Accrual Period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on such tenth day of an Interest Accrual Period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on any such tenth day of the month in which an Interest Accrual Period commences the most recently published National Cost of Funds Index relates to a month prior to the fourth preceding month, the applicable index for such Interest Accrual Period and each succeeding Interest Accrual Period will be based on LIBOR, as determined by Fannie Mae or its agent in accordance with the Trust Agreement relating to such Series of Certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

     The establishment of LIBOR by Fannie Mae or its agent and its calculation of the rates of interest applicable to any COFI Class for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Treasury Index

     Unless otherwise specified in the related Prospectus Supplement, on the Treasury Index Determination Date for each Class as to which the applicable interest rate is determined by reference to an index denominated as a Treasury Index, Fannie Mae or its agent will ascertain the Treasury Index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for such date), expressed as a per annum percentage rate, on (i) U.S. Treasury securities adjusted to the "constant maturity" (as further described below) specified in such Prospectus Supplement or (ii) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in such Prospectus Supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If Fannie Mae or its agent has not yet received Statistical Release No. H.15 (519) for such week, then it will use such Statistical Release from the immediately preceding week.

     Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, Fannie Mae will designate a new index based upon comparable data and methodology. Fannie Mae's or its agent's determination of the Treasury Index, in the absence of manifest error, will be final and binding.

Prime Rate

     Unless otherwise specified in the related Prospectus Supplement, on the Prime Rate Determination Date for each Class as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, Fannie Mae or its agent will ascertain the Prime Rate for the related Interest Accrual Period. Unless otherwise specified in the related Prospectus Supplement, the Prime Rate for an Interest Accrual Period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal (or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by Fannie Mae in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of such range will be used. In the event that the Prime Rate is no longer published, Fannie Mae will designate a new index based upon comparable data and methodology. Fannie Mae's or its agent's determination of the Prime Rate, in the absence of manifest error, will be final and binding.

DISTRIBUTIONS OF PRINCIPAL

     On each Distribution Date for a Series of Certificates, Fannie Mae will be obligated to make principal distributions in the manner described in the related Prospectus Supplement to the Holders of the Certificates of such Series as to which principal is then due, and each such Class of Certificates will be fully paid no later than the Final Distribution Date for such Class specified in such Prospectus Supplement.

     Unless the related Prospectus Supplement provides otherwise, the total amount of each principal distribution required to be made on the Certificates of a Series on a Distribution Date will be equal to the sum of (i) the interest, if any, that has accrued on the Accrual Classes of such Series during the preceding Interest Accrual Period but is not yet payable; and (ii) an amount equal to all distributions of principal of the MBS in the period (a "Deposit Period") subsequent to the preceding Distribution Date (or subsequent to the Issue Date in the case of the initial Distribution Date). The Prospectus

Supplement for each Series of Certificates will specify the manner in which the amount of such aggregate principal distribution will be determined.

FANNIE MAE'S GUARANTY

     Pursuant to its guaranty of the MBS, Fannie Mae will guaranty the timely payment of scheduled installments of principal of and interest on the underlying Mortgage Loans, whether or not received, together with the full principal balance of any foreclosed Mortgage Loan, whether or not such balance is actually recovered. In addition, pursuant to its guaranty of the Certificates, Fannie Mae will be obligated to distribute on a timely basis to Holders of Certificates required installments of principal and interest and to distribute the principal balance of each Class of Certificates in full no later than the applicable Final Distribution Date, whether or not sufficient funds are available in the MBS Account. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to perform these guaranty obligations, distributions to Certificateholders would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, delinquencies and defaults on the Mortgage Loans would affect distributions to Certificateholders.

DISTRIBUTIONS ON MBS, DEPOSITS IN THE MBS ACCOUNT

     On the 25th day (or, if such 25th day is not a business day, on the first business day next succeeding such 25th day) of each month, commencing in the month of the initial Distribution Date, Fannie Mae will deposit or credit to one or more accounts (collectively, the "MBS Account") an amount equal to the sum of the distributions of the principal and interest on the MBS in the Series Trust.

     Amounts credited to the MBS Account on a Distribution Date will be available to be distributed to Holders on such date. Unless otherwise specified in the Prospectus Supplement, certain amounts remaining in the MBS Account on each Distribution Date following the required distribution of principal and interest on the Certificates will be used to pay administrative expenses of the Series Trust. Any amount remaining will be distributed to the Holders of Certificates of the Class which constitutes the "residual interest" in the applicable REMIC Trust.

     The Trust Agreement permits Fannie Mae as Trustee to maintain the MBS Account either (i) as a trust account with an eligible depository institution (which account may contain other funds held by Fannie Mae in a trust capacity) or (ii) as part of Fannie Mae's general assets, with appropriate entries being made on its books and records designating the funds and investments credited to the applicable REMIC Trust.

     As noted above, Fannie Mae, as Trustee, has the option to maintain the MBS Account as part of its general assets, by making appropriate entries on its books and records designating the funds and investments credited to a REMIC Trust. Although Fannie Mae is required to hold all such funds (and, upon deposit in the MBS Account, the investment of such funds) for the account of Certificateholders in the related REMIC Trust, the law applicable to a liquidation, reorganization or similar proceeding involving the assets of Fannie Mae is unclear and as a result no opinion can be rendered as to the status of Certificateholders' interest in such funds and investments in the event of any such proceeding.

REPORTS TO CERTIFICATEHOLDERS

          As soon as practicable following the eleventh calendar day of each month, Fannie Mae will publish or otherwise make available the REMIC Trust Factor (carried to eight decimal places) for each Class of Certificates after giving effect to the distribution of principal to be made on the following Distribution Date (and the accretion of principal of any Accrual Classes). The principal balance of a Certificate of any Class after giving effect to such principal distribution (and accretion) will be the product of the applicable REMIC Trust Factor and the applicable denomination or initial principal balance of such Certificate. With respect to each distribution on Certificates of each Class, Fannie Mae will cause to be forwarded to each Holder thereof a statement setting forth the total principal and, interest distributions on such Distribution Date with respect to the Certificates in each Class held by such Holder. Fannie Mae also will furnish to each person who was a Certificateholder at any time during a calendar year such statements and information as shall be required to be furnished pursuant to the Internal Revenue Code of 1986, as amended (the "Code").

     Calculations with respect to amounts due to Certificateholders will be made by Fannie Mae or on its behalf by another entity retained specifically for that purpose.

THE MBS

     Unless the related Prospectus Supplement provides otherwise, each MBS will be backed by a Pool of Mortgage Loans that may consist of FHA/VA Mortgage Loans or Conventional Mortgage Loans. In addition, up to 10% of the MBS by principal balance may have pool numbers or legends denoting that the underlying Mortgage Loans include any one of the following: relocation mortgage loans, cooperative share mortgage loans, substantial buydown mortgage loans, biweekly mortgage loans or mortgage loans that are assumable by a creditworthy transferee upon transfer of the mortgaged property; however, such MBS, in the aggregate, may not constitute more than 15% of the MBS underlying a Series of Certificates. The general characteristics of the MBS are described in the MBS Prospectus, and specific information regarding the pass-through rates of the MBS and the WACs and WAMs of the Mortgage Loans underlying the MBS included in a Series Trust will be contained in the Prospectus Supplement for the related Series of Certificates.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments of the MBS underlying a Series of Certificates, and therefore of distributions on such Certificates, is related directly to the rate of payments of principal of the underlying Mortgage Loans, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations resulting from default, casualty or condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, Fannie Mae). In general, when the level of prevailing interest rates declines sufficiently relative to the interest rates on fixed-rate mortgage loans, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. See "Maturity and Prepayment Assumptions" in the MBS Prospectus.

     Acceleration of mortgage payments as a result of transfers of the mortgaged property is another factor affecting prepayment rates. The Mortgage Loans underlying the MBS will generally provide by their terms that, in the event of the transfer or prospective transfer of title to the underlying mortgaged property, the full unpaid principal balance of the Mortgage Loan is due and payable at the option of the holder. As set forth under "Description of Certificates--Collection and Other Servicing Procedures" in the MBS Prospectus, Fannie Mae is required to exercise its right to accelerate the maturity of Mortgage Loans containing enforceable "due-on-sale" provisions upon certain transfers of the mortgaged property.

          Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. Unless otherwise specified in the related Prospectus Supplement, the model used to measure prepayments will be the Public Securities Association's standard prepayment model ("PSA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans underlying the MBS backing the Certificates of any Series. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of such pool of mortgage loans in the first month of the life of such mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of such mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 150% PSA assumes prepayment rates will be 0.3% per annum in month one, 0.6% per annum in month two, and increasing by 0.3% in each succeeding month until reaching a rate of 9% per annum in month 30 and remaining constant at 9% per annum thereafter. Similarly, 200% PSA assumes prepayment rates will be 0.4% per annum in month one, 0.8% per annum in month two, and increasing by 0.4% in each succeeding month until reaching a rate of 12% per annum in month 30 and remaining constant at 12% per annum thereafter. 0% PSA assumes no prepayments.

WEIGHTED AVERAGE LIFE AND FINAL DISTRIBUTION DATES

     The weighted average life of a security refers to the average length of time, weighted by principal, that will elapse from the date of issuance to the date each dollar of principal is repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in principal balance of such Certificate referred to in clause (a). The weighted average life of the Certificates will be influenced by, among other factors, the rate at which principal payments (including scheduled payments, principal prepayments, liquidations due to default, casualty and condemnation and payments made pursuant to any guaranty of payment by, or option to repurchase of, Fannie Mae) are made on the underlying Mortgage Loans. Prepayments on the Mortgage Loans underlying the MBS will be applied to principal distributions on the Certificates.

     The Final Distribution Date for Certificates of a particular Class is the date by which the principal balance is required to be fully paid and will be specified in the related Prospectus Supplement. The Final Distribution Dates of the respective Classes of Certificates of a Series will be determined so that distributions on the underlying MBS will be sufficient to retire each such Class on or before its Final Distribution Date without the necessity of any call on Fannie Mae under its guaranty of the Certificates.

     The Prospectus Supplement for each Series of Certificates will contain a table setting forth the weighted average life of each Class of Certificates of such Series, and the percentage of original principal amount of each Class of Certificates of such Series that would be outstanding on specified Distribution Dates for such Series, on the assumption that prepayments on the Mortgage Loans underlying the related MBS are made at such rates and on such other assumptions as may be specified in such Prospectus Supplement. The actual final distribution of each Class of Certificates is likely to occur earlier, and could occur significantly earlier, than its Final Distribution Date because (i) the rate of distribution on the Certificates will be affected by the actual rate of payment (including prepayments) of principal on the Mortgage Loans underlying the MBS and (ii) some Mortgage Loans have stated maturities prior to the dates assumed and will have interest rates lower than that assumed. However, there can be no assurance that the final distribution of principal of any Class of Certificates will be earlier than the Final Distribution Date specified for such Class in the related Prospectus Supplement.

     In general, when the level of prevailing interest rates declines sufficiently relative to the interest rates on fixed-rate mortgage loans, the rate of prepayments is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions and homeowner mobility. See "Maturity and Prepayment Assumptions" in the MBS Prospectus. Based upon published information and Fannie Mae's own experience, the rate of prepayments on 30-year single-family loans has fluctuated significantly in recent years. Accordingly, Fannie Mae cannot estimate what the prepayment experience of the Mortgage Loans underlying the MBS in any Series Trust will be.

          Fannie Mae has agreed not to effect indirectly an early termination of any Series Trust through the exercise of its right, as described in "Description of Certificates--Termination" in the MBS Prospectus, to repurchase the Mortgage Loans underlying any MBS in the Series Trust unless only one Mortgage Loan remains in the Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance of such Pool. In addition, the Prospectus Supplement will describe the terms and conditions of Fannie Mae's right, if any, to terminate the Series Trust by purchasing the MBS included therein.

     Acceleration of mortgage payments as a result of transfers of the mortgaged property is another factor affecting prepayment rates. Conventional Mortgage Loans may provide by their terms that in the event of the transfer or prospective transfer of title to the underlying mortgaged property the full unpaid principal balance of the Mortgage Loan is due and payable at the option of the holder. FHA/VA Mortgage Loans contain no such "due-on-sale" provisions. As set forth under "Description of Certificates--Collection and Other Servicing Procedures" in the MBS Prospectus, Fannie Mae is required to exercise its right to accelerate the maturity of Conventional Mortgage Loans containing enforceable "due-on-sale" provisions upon certain transfers of the mortgaged property. Consequently, transfers of the underlying mortgaged property may not affect prepayments on FHA/VA Mortgage Loans to the same extent as on Conventional Mortgage Loans with comparable interest rates.

REINVESTMENT RISK

     Because the Mortgage Loans underlying the MBS may be prepaid at any time, it is not possible to predict the rate at which distributions of principal of the Certificates of any Series will be received. Accordingly, since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates of any Series will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on such Certificates. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on such Certificates. Prospective investors in the Certificates should carefully consider the related reinvestment risks in light of other investments that may be available to such investors.

ADDITIONAL CHARACTERISTICS OF RESIDUAL CERTIFICATES

     A Certificate of any Class that is designated in the Prospectus Supplement as a residual interest in a REMIC Trust (a "Residual Certificate") may not be transferred to a "disqualified organization" or any person who would hold a Residual Certificate on behalf of a disqualified organization. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise. The term "disqualified organization" includes the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Each transferee of a Residual Certificate will be required to execute an affidavit, in a form acceptable to Fannie Mae, that: (i) it is not a disqualified organization, (ii) it is not acquiring the Residual Certificate for the account of a disqualified organization, (iii) it consents to any amendment of the Trust Agreement (or the applicable Issue Supplement) that shall be deemed necessary by Fannie Mae (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization, (iv) no purpose of the acquisition of the Residual Certificate is to avoid or impede the assessment or collection of tax, (v) it understands that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, (vi) it intends to pay taxes associated with holding the Residual Certificate as they become due, and (vii) it will not transfer such Residual Certificate unless (a) it has received from the transferee an affidavit containing these same seven representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false. See "Certain Federal Income Tax Consequences--Sales of Certificates--Residual Certificates Transferred to or Held by Disqualified Organizations" below. Such transferee also must deliver a properly executed Internal Revenue Service ("IRS") Form W-9 on which such transferee provides its taxpayer identification number. In addition, a pass-through entity (including a nominee) that holds a Residual Certificate may be subject to additional taxes if a disqualified organization is a record holder therein.

     In addition, no transfer of record or beneficial ownership in a Residual Certificate (whether pursuant to a purchase, a default under a secured lending agreement or otherwise) will be allowed to any person that is not a "U.S. Person" without the written consent of Fannie Mae. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     Under regulations issued by the Treasury Department on December 23, 1992 (the "Regulations"), a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual Certificate would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Certificate is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Certificate and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust, in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a Residual Certificate, determined as of the date such Certificate is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" and "--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions."

     The Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a Residual Certificate has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a Residual Certificate should consult with their own tax advisors for further information regarding such transfers.

     Fannie Mae will provide to Holders of Residual Certificates of each Series of Certificates (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Certificates of such Series that may be required under the Code.

                              THE TRUST AGREEMENT

     The following summaries describe certain provisions of the Trust Agreement not otherwise summarized in this Prospectus. Certain capitalized terms in these summaries are used as defined in the Trust Agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete provisions of the Trust Agreement.

TRANSFER OF MBS TO A SERIES TRUST

     The MBS transferred to a Series Trust will be identified in a Fannie Mae Security Schedule appearing as an exhibit to the Trust Agreement for such Series Trust. The MBS will be registered in Fannie Mae's name on the books of the Federal Reserve Bank of New York and held for the Holders of Certificates by Fannie Mae in its capacity as Trustee of such Series Trust.

CERTAIN MATTERS REGARDING FANNIE MAE

     The Trust Agreement provides that Fannie Mae may not resign from its obligations and duties thereunder, except upon determination that those duties are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed Fannie Mae's obligations and duties under the Trust Agreement; provided, however, that no successor will succeed to Fannie Mae's guaranty obligations described above. Fannie Mae will continue to be responsible under its guaranty notwithstanding any termination of its other duties and responsibilities under the Trust Agreement. See "Rights Upon Event of Default" below.

     The Trust Agreement also provides that neither Fannie Mae nor any director, officer, employee, or agent of Fannie Mae will be under any liability to the Series Trust or to Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that neither Fannie Mae nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence or by reason of willful disregard of obligations and duties.

     In addition, the Trust Agreement provides that Fannie Mae is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its responsibilities under the Trust Agreement and that in its opinion may involve it in any expense or liability. Fannie Mae may, however, in its discretion undertake any such legal action that it may deem necessary or desirable in the interests of the Certificateholders. In such event, the legal expenses and costs of such action will be expenses and costs of Fannie Mae.

     Any corporation into which Fannie Mae may be merged or consolidated, or any corporation resulting from any merger, conversion, or consolidation to which Fannie Mae is a party, or any corporation succeeding to the business of Fannie Mae, will be the successor of Fannie Mae under the terms of the Trust Agreement.

VOTING UNDER ANY MBS TRUST INDENTURE

     As set forth under "Description of Certificates--Rights Upon Event of Default" in the MBS Prospectus, the Holders of MBS evidencing Fractional Undivided Interests aggregating not less than 25 percent of the related MBS Trust Fund may terminate certain obligations and duties of Fannie Mae with respect thereto if an Event of Default under the MBS Trust Indenture has occurred and is continuing. The Trust Agreement provides that Holders of Certificates may, upon the occurrence of an Event of Default with respect to an MBS in the related Series Trust, take, or join in, any such action to the extent of the product of the Fractional Undivided Interest represented by such MBS and the percentage obtained by dividing the aggregate of the principal balances of all Certificates of the related Series the Holders of which have taken or joined in such action by the aggregate of the principal balances of all Certificates of such Series.

     As set forth under "Description of Certificates--Amendment" in the MBS Prospectus, the Holders of MBS evidencing Fractional Undivided Interests aggregating not less than 66 percent of the related MBS Trust Fund may consent to certain amendments to the related Trust Indenture or waivers thereunder. The Trust Agreement provides that the Trustee may not vote any MBS held in a Series Trust in favor of such an amendment or modification except upon the direction of the Holders of Certificates of the related Series having principal balances aggregating not less than 66 percent of the aggregate of the principal balances of all Certificates of such Series.

EVENTS OF DEFAULT

          Events of Default under the Trust Agreement will consist of (i) any failure by Fannie Mae to distribute to Holders of Certificates of any Class any required distribution that continues unremedied for 15 days after the giving of written notice of such failure to Fannie Mae by the Holders of Certificates representing principal balances aggregating not less than five percent of the aggregate principal balances of all Certificates of such Class; (ii) any failure by Fannie Mae duly to observe or perform in any material respect any other of its covenants or agreements in the Trust Agreement, which failure continues unremedied for 60 days after the giving of written notice of such failure to Fannie Mae by the Holders of Certificates of any Class representing principal balances aggregating not less than 25 percent of the aggregate principal balances of all of the Certificates of such Class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or against Fannie Mae indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Trust Agreement for any Series Trust remains unremedied, the Holders of Certificates of any Class representing principal balances aggregating not less than 25 percent of the aggregate of the principal balances of all Certificates of such Class may, in writing, terminate all of the obligations and duties of Fannie Mae as Trustee and in its corporate capacity under the Trust Agreement in respect of such Series Trust (other than its guaranty obligations described above, which continue notwithstanding any such termination) and name and appoint, in writing, a successor to succeed to all such responsibilities, duties and obligations of Fannie Mae thereunder (other than Fannie Mae's guaranty obligations) and to the legal title to the MBS and other assets held in the Series Trust.

AMENDMENT

     The Trust Agreement as it relates to any REMIC Trust may be amended by Fannie Mae and the Trustee without the consent of or notice to any of the Certificateholders, for one or more of the following purposes: (i) to add to the covenants of Fannie Mae; (ii) to evidence the succession of another party or parties to Fannie Mae and the assumption by such successor or successors of the obligations of Fannie Mae thereunder in its corporate capacity or in its capacity as Trustee or in both such capacities; (iii) to eliminate any right reserved to or conferred upon Fannie Mae in its corporate capacity; (iv) to make provisions for the purpose of curing any ambiguity or correcting or supplementing any provision in the Trust Agreement, provided such provisions do not adversely affect the interest of any Certificateholder; or (v) to modify the Trust Agreement to maintain the qualification of each REMIC Trust as a REMIC.

     The Trust Agreement as it relates to a REMIC Trust also may be amended by Fannie Mae with the consent of the Holders of Certificates of each Class representing principal balances aggregating not less than 66 percent of the aggregate principal balances of all Certificates of such Class so as to waive compliance by Fannie Mae with any terms of the Trust Agreement, or to allow Fannie Mae to eliminate, change, add to or modify the terms of the Trust Agreement. However, no such waiver or amendment may, without the consent of all Certificateholders, terminate or modify the guaranty obligations of Fannie Mae or reduce the percentages of the Certificates the Holders of which are required to consent to any waiver or amendments. In addition, no waiver or amendment shall, without the consent of each Certificateholder affected thereby, reduce in any manner the amount of, or delay the timing of, payments received on MBS or other assets in the Series Trust that are required to be distributed on any Certificate, or, without the consent of all Holders of any residual interest in a REMIC Trust, adversely affect the rights of the Holders of such residual interest.

TERMINATION

     Each Series Trust will terminate upon the distribution to Certificateholders of all required distributions of the principal of and interest on the Certificates. In addition, the Prospectus Supplement will describe the terms and conditions of Fannie Mae's right, if any, to terminate the Series Trust by purchasing the MBS included therein. Fannie Mae has agreed not to effect indirectly an early termination of any Series Trust through the exercise of its right, as described in "Description of Certificates--Termination" in the MBS Prospectus, to repurchase the Mortgage Loans underlying any MBS in the Series Trust unless only one Mortgage Loan remains in the Pool or the principal balance of such Pool at the time of repurchase is less than one percent of the original principal balance of such Pool.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material anticipated federal income tax consequences to beneficial owners of the purchase, ownership and disposition of the Certificates offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

     The Regulations provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. Generally, the Regulations apply to any REMIC the "settlement date" of which is on or after November 12, 1991. While certain material provisions of the Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the Regulations in their specific circumstances.

REMIC ELECTION

     An election will be made to treat each REMIC Trust as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Certificates, Dewey Ballantine, special tax counsel to Fannie Mae, will deliver its opinion to Fannie Mae that (unless otherwise limited in the applicable Prospectus Supplement), assuming compliance with the Trust Agreement, each REMIC Trust will be treated as a REMIC for federal income tax purposes. The Certificates of each Class will be designated as "regular interests" in a REMIC Trust, except that a separate Class will be designated as the "residual interest" in each REMIC Trust. The Prospectus Supplement for each Series of Certificates will state whether Certificates of each Class will constitute a regular interest (a "Regular Certificate") or a residual interest (a "Residual Certificate").

     A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "Taxes on a REMIC Trust" below. Generally, the total income of the MBS in a Series Trust will be taxable to the beneficial owners of the Certificates of that Series, as described below.

TAXATION OF BENEFICIAL OWNERS OF REGULAR CERTIFICATES

     Except as indicated below in this federal income tax discussion, the Regular Certificates will be treated for federal income tax purposes as debt instruments issued by a REMIC on the date such Certificates are first sold to the public (the "Settlement Date") and not as ownership interests in a REMIC or its assets. Beneficial owners of Regular Certificates ("Regular Owners") that otherwise report income under a cash method of accounting will be required to report income with respect to such Certificates under an accrual method.

Original Issue Discount

     All the Accrual Classes will be, and certain other Regular Certificates may be, issued with "original issue discount" within the meaning of section 1273(a) of the Code. Regular Owners should be aware that for federal income tax purposes they must include in gross income original issue discount as it accrues under a method that takes account of the compounding of interest, generally in advance of receipt of the cash attributable to such income. Fannie Mae will supply, at the time and in the manner required by the Internal Revenue Service (the "IRS"), to Holders of Regular Certificates, brokers and middlemen information with respect to the original issue discount accruing on the Regular Certificates.

          In general, a Regular Certificate will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Regular Certificates was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Interest Accrual Period and the Settlement Date. The stated redemption price at maturity of a Regular Certificate that is a Notional or Principal Only Certificate or that is or may be an Accrual Certificate is equal to the sum of all distributions to be made under such Regular Certificate. The stated redemption price at maturity of any other Regular Certificate is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first Distribution Date.

     Notwithstanding the general definition, original issue discount will be treated as zero in the case of a Regular Certificate if such discount is less than 0.25 percent of the stated redemption price at maturity of such Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Mortgage Loans underlying the MBS prepay at the rate specified in the applicable Prospectus Supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Regular Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6) of the Code contains special original issue discount rules applicable to the Regular Certificates. Under these rules, (i) it is anticipated that the amount and rate of accrual of original issue discount on each Series of Regular Certificates will be based on (x) the Prepayment Assumption, and (y) in the case of a Regular Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same over the entire life of such Certificate, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. Fannie Mae anticipates that the Prepayment Assumption for each Series of Regular Certificates will be consistent with this standard. Fannie Mae makes no representation, however, that the Mortgage Loans underlying the MBS for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

     Each Regular Owner must include in gross income the sum of the "daily portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held such Certificate. For this purpose, in the case of an original Regular Owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." In general, an accrual period for tax purposes is not the same as an Interest Accrual Period but is a period that ends on a Distribution Date and begins on the day immediately following the preceding accrual period or, in the case of the first accrual period, on the day immediately following the Settlement Date.

          The portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period and (B) the distribution made on such Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Regular Certificate, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Regular Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Certificate. The adjusted issue price of a Regular Certificate at any time will equal the issue price of such Certificate, increased by the aggregate amount of previously accrued original issue discount with respect to such Certificate, and reduced by the amount of any distributions made on such Certificate as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     A subsequent purchaser of a Regular Certificate that purchases such Certificate at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Certificate, the daily portion of original issue discount with respect to such Certificate (but reduced, if the cost of such Certificate to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Certificate for all days on or after the day of purchase).

Certificates Purchased at a Premium

     A purchaser of a Regular Certificate that purchases such Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Certificate (a "Premium Certificate") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Regular Owner makes such an election, the amount of any interest payment that must be included in such Regular Owner's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Certificate's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed below under "Market Discount"). If such election is made by the Regular Owner, the election will also apply to all bonds (as well as all REMIC regular interests) the interest on which is not excludible from gross income ("fully taxable bonds") held by the Regular Owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Regular Owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Certificate and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Certificate.

     Some Regular Certificates may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Certificates from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a REMIC interest will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Regular Owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Certificates, Fannie Mae intends to furnish tax information to Holders of such Certificates in accordance with the rules described in the preceding paragraph.

Market Discount

     A Regular Owner that purchases a Regular Certificate at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Certificate, or in the case of a Regular Certificate issued with original issue discount, less than the adjusted issue price of such Certificate, will be required to allocate each principal distribution first to accrued market discount on the Regular Certificate, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Certificate that was not previously included in income. With respect to Regular Certificates that have unaccrued original issue discount, such market discount must be included in income in addition to original issue discount includible under the rules described above under "Original Issue Discount." A Regular Owner that incurs or continues indebtedness to acquire a Regular Certificate at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Regular Certificate may be treated as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Regular Certificate. Fannie Mae will make available, as required by the IRS, to Holders of Regular Certificates information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Regular Certificate by the subsequent purchaser. If market discount on a Regular Certificate is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Regular Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

TAXATION OF BENEFICIAL OWNERS OF RESIDUAL CERTIFICATES

Daily Portions

     Except as indicated below, a beneficial owner of a Residual Certificate ("Residual Owner") for a given REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Residual Owner owned such Residual Certificate. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Owners (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Owner by virtue of this paragraph will be treated as ordinary income or loss.

     The requirement that each Residual Owner report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Certificates of any Class outstanding, even though the Residual Owner may have received full payment of the stated interest and principal on its Residual Certificate.

Taxable Income or Net Loss of a REMIC Trust

     The taxable income or net loss of a REMIC Trust will be the income from the "qualified mortgages" it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Certificates (but not the Residual Certificates), even though Regular Certificates are for non-tax purposes certificates of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total Stated Principal Balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the Prepayment Assumption. The basis to a REMIC Trust in qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Certificates in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a Class of Regular or Residual Certificates has not been sold to the public, then the fair market value of all the Regular or Residual Certificates in that Class as of the date of the Prospectus Supplement should be substituted for the issue price. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to Fannie Mae's servicing and guaranty fees. (See, however, "Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the Regular and Residual Certificates are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

     A Residual Owner may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the Regular Certificates are issued at a discount, and the discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the Regular Certificates exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such Regular Certificates. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as the earlier Classes of Regular Certificates are paid, whereas interest income with respect to any given Mortgage Loan underlying an MBS, expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

Basis Rules and Distributions

     A Residual Owner has an initial basis in its Residual Certificate equal to the amount paid for such Residual Certificate. Such basis is increased by amounts included in the income of the Residual Owner and decreased by distributions and by any net loss taken into account with respect to such Residual Certificate. A distribution on a Residual Certificate to a Residual Owner is not included in gross income to the extent it does not exceed such Residual Owner's basis in the Residual Certificate (adjusted as described above) and, to the extent it exceeds the adjusted basis of the Residual Certificate, shall be treated as gain from the sale of the Residual Certificate.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate.

Excess Inclusions

     Any excess inclusions with respect to a Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a Residual Certificate as of the beginning of any calendar quarter is equal to the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such Residual Certificate before the beginning of such quarter. The issue price of a Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Certificates was sold. The Federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS. With respect to each Series of Certificates, if the Federal long-term rate based on quarterly compounding that will be in effect on the Settlement Date is available as of the date of the related Prospectus Supplement, 120 percent of such rate will be set forth therein.

     For Residual Owners that are thrift institutions described in section 593 of the Code, income from a Residual Certificate generally may be offset by losses from other activities. Under the Regulations, such an organization is treated as having applied its allowable deductions for the year first to offset income that is not an excess inclusion and then to offset that portion of its income that is an excess inclusion. For other Residual Owners, any excess inclusions cannot be offset by losses from other activities. For Residual Owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Residual Owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The Regulations indicate that if a Residual Owner is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual Certificates, see "Foreign Investors--Residual Certificates" below.

     The Regulations provide that an organization to which section 593 of the Code applies and which is the beneficial owner of a Residual Certificate may not use its allowable deductions to offset any excess inclusions with respect to such Certificate if such Certificate does not have "significant value." For this purpose, a Residual Certificate has significant value under the Regulations if
(i) its issue price is at least 2% of the aggregate of the issue prices of all the Regular and Residual Certificates in that REMIC Trust and (ii) its "anticipated weighted average life" is at least 20% of the "anticipated weighted average life" of such REMIC Trust.

          In determining whether a Residual Certificate has significant value, the anticipated weighted average life of such Certificate is based on the Prepayment Assumption and is determined as described in "Description of the Certificates--Weighted Average Life and Final Distribution Dates" herein, except that all anticipated payments on such Certificate are taken into account, regardless of their designation as principal or interest. The anticipated weighted average life of a REMIC Trust is the weighted average of the anticipated weighted average lives of the Certificates. Such weighted average is determined under the formula described in "Description of the Certificates--Weighted Average Life and Final Distribution Dates" herein, with two distinctions. First, the formula is applied by treating all payments taken into account in computing the anticipated weighted average lives of the Regular and Residual Certificates in the REMIC Trust as principal payments on a single Regular Certificate. Second, for any Residual Certificate or for a Regular Certificate that is an Interest Only Class or for which the issue price of the Regular Certificate is greater than 125% of its specified principal amount, all anticipated payments on that Residual or Regular Certificate, regardless of their designation as principal or interest, are taken into account in computing the anticipated weighted average life of the Certificate.

     The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the Residual Certificate does not have "significant value." Although the Treasury Department did not exercise this authority in the Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear whether the test for significant value that is contained in the Regulations and discussed in the two preceding paragraphs would be applicable. If no such rule is applicable, excess inclusions should be calculated as discussed above.

     In the case of any Residual Certificates that are held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Certificate.

Pass-Through of Servicing and Guaranty Fees to Individuals

     A Residual Owner who is an individual will be required to include in income a share of Fannie Mae's servicing and guaranty fees. Such fees would include any servicing and guaranty fees imposed at the MBS level. See "Description of Certificates--Servicing Through Lenders" and "Certain Federal Income Tax Consequences" in the MBS Prospectus. A deduction for such fees will be allowed to such Owner only to the extent that such fees, along with certain of such Owner's other miscellaneous itemized deductions exceed 2 percent of such Owner's adjusted gross income. In addition, a Residual Owner may not be able to deduct any portion of such fees in computing such Residual Owner's alternative minimum tax liability. A Residual Owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Owners in proportion to their respective holdings on such day.

SPECIAL TAX ATTRIBUTES

     Regular and Residual Certificates will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, "qualifying real property loans" within the meaning of section 593(d) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC Trust consist of qualified mortgages, then the portion of the Regular and Residual Certificates that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the Regular and Residual Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Series Trust will include, in addition to MBS representing Mortgage Loans, payments on MBS held pending distribution on the Regular and Residual Certificates and any reinvestment income thereon. Regular and Residual Certificates held by a financial institution to which section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Certificates will also be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code with respect to other REMICs.

TAXES ON A REMIC TRUST

Prohibited Transactions

     The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

Contributions to a REMIC after the Startup Day

     The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC
(i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

Net Income from Foreclosure Property

     The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Application to a REMIC Trust

     It is not anticipated that a REMIC Trust will engage in any transactions that will give rise to a tax on the REMIC Trust. In any event, pursuant to its guaranty obligations, Fannie Mae will make distributions on the Regular Certificates and Residual Certificates without offset or deduction for any tax imposed on the REMIC Trust.

SALES OF CERTIFICATES

In General

     Except as provided below, if a Regular or Residual Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of such Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Certificate and reduced by distributions on such Certificate previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Certificate. The adjusted basis of a Residual Certificate is determined as described above under "Taxation of Beneficial Owners of Residual Certificates--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

          Gain from the sale of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Regular Owner had income accrued at a rate equal to 110 percent of the "applicable Federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Regular Owner's income. In addition, gain recognized on such a sale by a Regular Owner who purchased a Regular Certificate at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Certificate was held by such Regular Owner, reduced by any market discount includible in income under the rules described above under "Taxation of Beneficial Owners of Regular Certificates--Market Discount."

     If a Residual Owner sells its Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the Residual Certificate, such Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

Residual Certificates Transferred to or Held by Disqualified Organizations

     Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a Residual Certificate to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a Residual Certificate if such pass-through entity has a disqualified organization as a record holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise. The term "disqualified organization" is defined above under "Description of the Certificates--Additional Characteristics of Residual Certificates."

     A transferor of a Residual Certificate (or an agent of a transferee of a Residual Certificate, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

TERMINATION

     In general, no special tax consequences will apply to a Regular Owner upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan underlying an MBS remaining in the Series Trust. If a Residual Owner's adjusted basis in its Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Owner is entitled to a loss equal to the amount of such excess.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

          For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Residual Owners will be treated as partners. Fannie Mae will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, Fannie Mae will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of Residual Certificates in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. Fannie Mae will also act as the tax matters partner for each REMIC Trust, either in its capacity as an Owner of a Residual Certificate or in a fiduciary capacity. Each Residual Owner, by the acceptance of its Residual Certificate, agrees that Fannie Mae will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

     Each Residual Owner is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Residual Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. Unless otherwise specified in the Prospectus Supplement, Fannie Mae does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Regular and Residual Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

Regular Certificates

     Distributions made on a Regular Certificate to, or on behalf of, a Regular Owner that is not a U.S. Person (a "Non-U.S. Person") generally will be exempt from U.S. federal income and withholding taxes, provided (a) the Regular Owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate, (b) the Regular Owner signs a statement under penalties of perjury that certifies that such Regular Owner is a Non-U.S. Person, and provides the name and address of such Regular Owner, and (c) the last U.S. Person in the chain of payment to the Regular Owner receives such statement from such Regular Owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Regular Owners should be aware that the IRS might take the position that this exemption does not apply to a Regular Owner that also owns 10 percent or more of the Residual Certificates or of the voting stock of Fannie Mae, or to a Regular Owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

Residual Certificates

     Amounts distributed to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the 30 percent (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a Residual Certificate to a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, subject to the same conditions applicable to distributions on Regular Certificates, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the Residual Certificate (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Certificates of a Series. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Certificates of a Series. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities, including securities such as the Certificates. In addition, financial institutions should consult their regulators concerning the risk-based capital treatment of any Certificate. Investors should consult their own legal advisors in determining whether and to what extent the Certificates of a Series constitute legal investments or are subject to restrictions on investment.

                                 LEGAL OPINION

     Any purchaser of Certificates will be furnished upon request an opinion by the General Counsel or Deputy General Counsel of Fannie Mae as to the validity of the Certificates and the Trust Agreement.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, as well as on collective investment funds and separate accounts in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any Certificates of a Series would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and "parties in interest" (within the meaning of ERISA) who have certain specified relationships to the Plan. Therefore, a Plan fiduciary considering an investment in Certificates of a Series should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

          The United States Department of Labor ("Labor") issued a final regulation on November 13, 1986, which provides that in the case where a Plan acquires a "guaranteed governmental mortgage pool certificate" then, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the Code, the Plan's assets include the certificate and all of its rights with respect to such certificate under applicable law, but do not, solely by reason of the Plan's holding of such certificate, include any of the mortgages underlying such certificate. Under the Regulation, the term "guaranteed governmental mortgage pool certificate" is specifically defined to include a certificate "backed by, or evidencing an interest in specified mortgages or participation interests therein" and with respect to which interest and principal payable pursuant to the certificate are guaranteed by Fannie Mae. The effect of the Regulation is to make clear that the sponsor (that is, the entity that organizes and services the trust, in this case Fannie Mae), the trustee, and other persons, in providing services with respect to the assets in the trust, would not be subject to the fiduciary responsibility provisions of Title I of ERISA, nor be subject to the prohibited transaction provisions of section 4975 of the Code, merely by reason of the Plan's investment in a certificate. At the time the Regulation was originally issued, certificates similar to the Certificates were not in existence. However, Fannie Mae has been advised by its counsel, Brown & Wood, that the Certificates qualify as "guaranteed governmental mortgage pool certificates," and thus the acquisition and holding of the Certificates by Plans should not be prohibited either by ERISA or related provisions of the Code.

                                    GLOSSARY

     ACCRETION DIRECTED CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 8.

     ACCRUAL CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     ADJUSTED WAM: The WAM of the Mortgage Loans in each Pool underlying a Series of Certificates at the issue date of the related MBS, less the number of months elapsed from such issue date through the Issue Date for such Series of Certificates.

     CAGE: The weighted average calculated loan age of the Mortgage Loans in each Pool underlying a Series of Certificates. The CAGE of such Mortgage Loans will be determined by subtracting the original WAM for such Pool from the original term to maturity (in months) of such Mortgage Loans, and adding thereto the number of months elapsed since the issue date of the related MBS.

     FIXED RATE CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     FLOATING RATE CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     INDEX ALLOCATION CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     INTEREST ONLY CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     INVERSE FLOATING RATE CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     LIBOR DETERMINATION DATE: Unless otherwise specified in the related Prospectus Supplement, the second business day preceding the first day of each Interest Accrual Period (other than the initial Interest Accrual Period) for the related Class or Classes of Certificates. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, Boston and New York City.

     LIQUID ASSET CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     NON-STICKY JUMP CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 8.

     NOTIONAL CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     PAC CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     PARTIAL ACCRUAL CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     PRIME RATE DETERMINATION DATE: Unless otherwise specified in the related Prospectus Supplement, the second business day preceding the first day of each Interest Accrual Period (other than the initial Interest Accrual Period) for the related Class or Classes of Certificates.

     PRINCIPAL ONLY CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 10.

     RETAIL CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 11.

     SCHEDULED CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     SEQUENTIAL PAY CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     STICKY JUMP CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     STRIP CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     SUPPORT CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     TAC CLASS: As defined herein under "Description of the Certificates--Class Definitions and Abbreviations" on page 9.

     TREASURY INDEX DETERMINATION DATE: Unless otherwise specified in the related Prospectus Supplement, the second business day preceding the first day of each Interest Accrual Period (other than the initial Interest Accrual Period) for the related Class or Classes of Certificates.

     WAC: The weighted average coupon of the Mortgage Loans in each Pool underlying a Series of Certificates.

     WAM: The weighted average remaining term to maturity (in months) of the Mortgage Loans in each Pool underlying a Series of Certificates.